                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a- 6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Tuscarora Incorporated
                (Name of Registrant as Specified in its Charter)

                             Tuscarora Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: common stock, no par value of Tuscarora Incorporated

2)   Aggregate number of securities to which transaction applies:
     9,306,985 shares of Tuscarora Incorporated common stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     The filing fee of $42,223 has been calculated on the basis of Exchange Act Rule 0-11(c)(1) as one- fiftieth of one percent of $211,116,067, the proposed cash payment of $21.50 per share for all of the outstanding shares of common stock (9,306,985 shares) and, all of the phantom share units held by certain directors under the Deferred Compensation Plan for Non-Employee Directors (21,095,144) and $21.50 per share less the exercise price for each share underlying options to purchase the registrant's common stock to the extent such options are entitled to consideration at the time of consummation of the merger (1,359,375 shares).

4)   Proposed maximum aggregate value of transaction:
     $211,116,067

5)   Total fee paid:
     $42,223

[ ] Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:  $42,223

2) Form, Schedule or Registration Statement No.: Previous Filing of Proxy Statement Seeking Confidential Treatment

3)   Filing Party: Tuscarora Incorporated

4)   Date filed:   January 24, 2001

                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                             NEW BRIGHTON, PA 15066



                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

         The Boards of Directors of Tuscarora Incorporated, referred to throughout this proxy statement as Tuscarora or the company, and SCA Packaging International B.V., referred to throughout this proxy statement as SCA Packaging, have approved a merger. The proposed merger provides for the merger of SCA Packaging USA, Inc., referred to throughout this document as SCA Acquisition, an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent, into Tuscarora, after which Tuscarora will survive as an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent.

         Upon completion of the merger, Tuscarora shareholders will receive $21.50 cash consideration for each share of Tuscarora common stock that they own. You will not own any stock or have any interest in Tuscarora after the merger, and you will not receive any stock or other any interest in SCA Packaging as a result of the merger. The shareholders of SCA Packaging will continue to own their existing shares in SCA Packaging after the merger.

         We cannot complete the merger unless Tuscarora's shareholders approve both an amendment to Tuscarora's Restated Articles of Incorporation and the merger proposal. Because approval requires the affirmative vote of a majority of the votes cast at the meeting, assuming a quorum is present, failure to vote is the same as a vote against the merger, therefore it is very important that Tuscarora shareholders vote. We have scheduled a special meeting for you to vote on the proposed merger and the amendment to the Restated Articles of Incorporation.

         This proxy statement provides you with detailed information about the proposed merger and the amendment to the Restated Articles of Incorporation. We encourage you to read this entire document carefully. In addition, you may obtain information about the company from documents that we have filed with the Securities and Exchange Commission.

         The date, time and place of the special meeting is March 15, 2001, beginning at 10:30 a.m. local time at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Pennsylvania.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to tell us how you want to vote by completing the enclosed proxy card and mailing it to us as soon as possible. If you do attend the meeting, you may revoke your proxy at the meeting and vote in person.




John P. O'Leary, Jr.
President and Chief Executive Officer
Tuscarora Incorporated

         This proxy statement is first being mailed to shareholders of Tuscarora on February 20, 2001.

                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                             NEW BRIGHTON, PA 15066


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001

To the shareholders of Tuscarora:

         Tuscarora will hold a special meeting of our shareholders on March 15, 2001 at 10:30 a.m., local time, at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Pennsylvania. At the special meeting, you will be asked to:

1. Consider and vote on a proposal to amend the Restated Articles of Incorporation of Tuscarora so that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, does not apply to Tuscarora (the "Articles Amendment"). The Articles Amendment is included in this proxy statement as Appendix V. APPROVAL OF THE ARTICLES AMENDMENT IS A PRECONDITION TO CONSIDERING AND VOTING ON THE PROPOSED MERGER DESCRIBED BELOW. IF THE ARTICLES AMENDMENT IS NOT APPROVED AT THE SPECIAL MEETING, THEN THE SPECIAL MEETING WILL BE ADJOURNED WITHOUT CONSIDERING AND VOTING ON THE PROPOSED MERGER. IF THE ARTICLES AMENDMENT IS APPROVED, BUT THE PROPOSED MERGER IS NOT APPROVED AT THE SPECIAL MEETING, THEN THE ARTICLES AMENDMENT WILL NOT BE EFFECTIVE.

2. If the Articles Amendment is approved, consider and vote on a proposal to approve the proposed merger set forth in an Agreement and Plan of Merger, dated as of January 21, 2001, among Tuscarora, SCA Packaging and SCA Acquisition, an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent company (the "Merger Agreement").

3. Transact such other business as may properly come before the special meeting.

     Only shareholders of record at the close of business on February 15, 2001 are entitled to vote at the special meeting or at any adjournment or postponement thereof.

     Approval of the Articles Amendment and the merger proposal requires in each case, assuming a quorum, the affirmative vote of a majority of the shares of Tuscarora common stock voted on the proposal at the special meeting.

     Your vote is important. Please sign and promptly return the proxy card in the enclosed envelope, whether or not you expect to attend the special meeting.

                                     By Order of the Board Of Directors,



                                     Harold F. Reed, Jr.
                                     Secretary

                                     New Brighton, Pennsylvania
                                     February 20, 2001

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE ARTICLES AMENDMENT AND PROPOSED MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE ARTICLES AMENDMENT AND PROPOSED MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, INCLUDING EACH APPENDIX, AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 29.

o    THE COMPANIES (PAGE 26)

     TUSCARORA INCORPORATED
     800 Fifth Avenue
     New Brighton, Pennsylvania 15066
     (724) 843-8200

         Tuscarora designs and manufactures protective packaging and material handling solutions for a wide range of manufactured products utilizing a variety of materials. The company also supplies its customers with molded foam plastic components for a growing number of industrial and consumer product applications. Tuscarora is a Pennsylvania corporation with its headquarters in New Brighton, Pennsylvania, and employs approximately 2,100 employees at its facilities in the United States, the United Kingdom, Ireland and Mexico.

     SCA PACKAGING INTERNATIONAL B.V.
     Coldenhovenseweg 130, 6961EH Eerbeek
     Postbus 1, 6960AA Eerbeek
     The Netherlands
     +31-31-367-75-20

         SCA Packaging is a business group of the Swedish company Svenska Cellulosa Aktiebolaget (SCA), a $7 billion paper, packaging and hygiene company. SCA Packaging offers customized transport packaging solutions to its customers, featuring IT-based design technology, with local service close to customer facilities. SCA Packaging is also one of Europe's leading producers of containerboard.

o    THE SPECIAL MEETING (PAGE 6)

         The special meeting will be held at the Pittsburgh Airport Marriott in Coraopolis, Pennsylvania on March 15, 2001 at which shareholders will vote on the Articles Amendment and the merger proposal.

o    THE MERGER (PAGE 15)

         In the proposed merger an indirect wholly-owned subsidiary of SCA Packaging, SCA Acquisition, will merge with and into Tuscarora. Tuscarora will survive as an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent company. As a result of the merger, if you are a Tuscarora shareholder and you have not exercised your right to dissent, you will receive $21.50 in cash for each share of Tuscarora common stock that you own.

o    OUR REASONS FOR THE MERGER (PAGE 9)

         In reaching its determination to recommend approval of the merger, the Board considered the following material factors:

     o    the best interests of Tuscarora;

     o the implications of the merger for all of Tuscarora's constituents, including the shareholders, employees, suppliers, customers, creditors and other with whom it deal, and the communities in which its operations are located;

     o the consideration Tuscarora shareholders will receive if the merger is completed and the likelihood that the merger will deliver greater value to Tuscarora shareholders than what would be reasonable to expect if Tuscarora remained independent;

     o the presentation made to the Board on January 19, 2001 by representatives of Parker/Hunter, Incorporated, including Parker/Hunter's opinion that the consideration in the merger is fair to Tuscarora shareholders from a financial point of view as of that date;

     o the Board's familiarity with Tuscarora's business, operations, financial condition, earnings and prospects (both short-term and long-term);

     o the Board's understanding of the business, operations, financial condition, earnings and prospects (both short-term and long-term) of SCA Packaging;

     o the Board's assessment of SCA Packaging's ability to pay the merger consideration;

     o the complementary nature of the businesses, services and products of Tuscarora and SCA Packaging, and the opportunity for Tuscarora to become part of a combined business that offers a wider variety of products to customers and an enhanced ability to attract new customers;

     o the likelihood of a smooth integration of Tuscarora's business with that of SCA Packaging;

     o the Board's review of other strategic alternatives to the merger potentially available to Tuscarora; and

     o    the judgment and advice of Tuscarora's senior management.

     As a result of the foregoing considerations, the Board determined that the potential advantages of the proposed merger outweigh the benefits of remaining an independent corporation. The Board believes that the combined company will have a far greater opportunity than Tuscarora alone to compete in its industry.

o    RECOMMENDATION TO SHAREHOLDERS (PAGE 14)

         The Board of Directors of Tuscarora believes that the merger is fair to and in the best interests of the company and we unanimously recommend that you vote FOR the proposal to approve the proposed merger.

o    THE MERGER AGREEMENT (APPENDIX I)

         We have attached the Merger Agreement to this document as Appendix I. Please read the entire Merger Agreement. It is the legal document that governs the proposed merger.

o    WHAT WE NEED TO DO BEFORE THE MERGER CAN BE COMPLETED (PAGE 16)

         Completion of the merger depends on a number of conditions being met, including, in addition to the approval of the Articles Amendment (described below), the following:

     o    approval of the merger by you, the shareholders of Tuscarora;

     o expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the antitrust laws of the United Kingdom and Ireland;

     o    absence of an injunction or order prohibiting the merger;

     o Tuscarora and SCA Packaging having performed their respective obligations and obtained all necessary consents and approvals;

     o the respective representations and warranties of Tuscarora and SCA Packaging being true and correct in all material respects (unless otherwise qualified by materiality);

     o the employment agreements between Tuscarora and John O'Leary, David O'Leary and Brian Mullins, respectively, remaining in effect; and

     o dissenters' rights not having been exercised by shareholders holding, in the aggregate, 10% or more of the shares of Tuscarora's common stock outstanding.

o    THE ARTICLES AMENDMENT (PAGE 8)

         You will be requested to vote at the special meeting to approve an amendment of Tuscarora's Restated Articles of Incorporation to opt out of certain provisions relating to shareholders' rights in control transactions that are provided in Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law, a copy of which is attached as Appendix IV. The proposed merger would constitute a control transaction that would cause these provisions of Pennsylvania law to apply to Tuscarora. Because the provisions of Subchapter E provide essentially the same protection to a shareholder in a cash merger (such as the proposed merger) as statutory dissenters' rights to which Tuscarora's shareholders are entitled under Pennsylvania law, as discussed below and on page 20 herein, and because of the administrative burden of being subject to two different procedural determinations of fair value for shareholders who chose to not accept the merger consideration, the Board decided to adopt the Articles Amendment. The Board recommends that shareholders vote in favor of approving the Articles Amendment. If the shareholders approve the Articles Amendment but do not approve the proposed merger at the special meeting, the Articles Amendment will not be effective.

o    VOTE REQUIRED TO APPROVE THE MERGER PROPOSAL (PAGE 6)

         The proposed merger must be approved, assuming a quorum, by a majority of the votes cast on the proposal, either in person or by proxy, at the Tuscarora special meeting. A majority of the issued and outstanding shares must be present in person or by proxy to constitute a quorum. Under the shareholders agreement entered into by certain directors, all executive officers and certain other related shareholders, approximately 15% of Tuscarora shareholders have agreed to vote in favor of the merger.

o    VOTE REQUIRED TO APPROVE THE ARTICLES AMENDMENT (PAGE 6)

         The Articles Amendment must be approved, assuming a quorum, by a majority of the votes cast on the proposal, either in person or by proxy, at the Tuscarora special meeting. A majority of the issued and outstanding shares must be present in person or by proxy to constitute a quorum. Under the shareholders agreement entered into by certain directors, all executive officers and certain other related shareholders, approximately 15% of Tuscarora shareholders have agreed to vote in favor of the merger.

o    INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (PAGE 24)

         You should be aware that the executive officers of Tuscarora, two of whom are Directors and recommend that you vote in favor of the merger, have employment agreements or benefit plans that provide them with interests in the merger, including the right to receive compensation or other rights, that are different from, or in addition to, yours. Our Board of Directors knew about these interests and considered them when they approved the merger.

         As of January 9, 2001, Directors and executive officers of Tuscarora and their affiliates beneficially owned and were entitled to vote 1,415,597 shares, including vested options, of Tuscarora common stock, or approximately 15.21% of the shares outstanding.

o    AGREEMENT WITH CERTAIN SHAREHOLDERS (PAGE 19)

         Certain Directors of Tuscarora, all of the executive officers, and certain other related shareholders, in their capacities as shareholders entered into a shareholders agreement with SCA Acquisition. These shareholders collectively held 15% of the outstanding shares of Tuscarora's common stock. Under the terms of such agreement, each signing shareholder, among other things, will vote all of his or her shares in favor of the Articles Amendment and the proposed merger and against any merger agreement or other transaction that would impede or prevent the proposed merger. In addition, under such agreement, each signing shareholder granted SCA Packaging an option to acquire, under certain circumstances, his or her shares for $21.50 per share if the merger with SCA Packaging is not completed and a third party proposes a merger or other business combination with Tuscarora. SCA Packaging's right to exercise the options under the shareholders agreement expires upon the earlier of

     18 months after a termination of the Merger Agreement or 60 days after Tuscarora completes a merger or other business combination with a third party.

o    DISSENTERS' RIGHTS (PAGE 20)

         Pennsylvania law grants you, as a Tuscarora shareholder, dissenters' appraisal rights. You may object to the proposed merger and have the fair value of your shares of Tuscarora common stock determined in an appraisal proceeding and paid to you in cash. To do so, you must follow the procedures set forth under Pennsylvania law. These procedures require, among other things, that a dissenter:

     o file with Tuscarora a written notice of intention to dissent prior to the vote on the merger proposal,

     o make no change in the beneficial ownership of Tuscarora shares from the date of filing until the effective time of the merger, and

     o    not vote FOR the approval of the merger proposal.

         There are also post-vote procedures that you must follow. Dissenters' rights will be forfeited if these requirements are not fully and precisely satisfied. See the relevant sections of Pennsylvania law attached as Appendix II to this proxy statement.

o    TAX CONSEQUENCES (PAGE 23)

         You generally will recognize capital gain or loss equal to the difference between the amount of cash you receive as a result of the merger and your adjusted tax basis in the shares of Tuscarora common stock owned by you.

o    REGULATORY APPROVALS (PAGE 23)

         The merger is subject to review by the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. Regulatory filings are also required to be made with the antitrust authorities in the United Kingdom and in Ireland.

o    TERMINATION OF THE MERGER AGREEMENT (PAGE 18)

         The Merger Agreement may be terminated by Tuscarora or SCA Packaging, under some circumstances, either before or after shareholder approval. These circumstances include:

          o    mutual written consent of SCA Packaging and Tuscarora;

          o    the merger has not occurred by July 31, 2001;

          o a law or regulation makes the merger illegal or otherwise prohibited;

          o a court or government agency issues an order prohibiting the merger;

          o the Tuscarora shareholders fail to approve the Articles Amendment or the merger at the shareholders meeting;

          o the Merger Agreement has been materially breached and the breach cannot be timely cured;

          o shares held by dissenting shareholders represent 10% or more of Tuscarora's shares of common stock outstanding, or

          o the Board of Directors of Tuscarora amends or withdraws its vote recommendation in a manner adverse to SCA Packaging and/or recommends a superior acquisition proposal to Tuscarora's shareholders or an acquisition proposal which its duties as directors required it to recommend.

         If termination occurs as a result of Tuscarora's Board having amended or withdrawn its recommendation to shareholders, or having recommended another acquisition proposal, and a third party acquires, or enters into an agreement to acquire that is later consummated, Tuscarora at or within 18 months of termination, Tuscarora must pay a termination fee of $15,000,000 to SCA Packaging.

     Separately, in certain circumstances, Tuscarora is obligated to reimburse SCA Packaging its reasonable actual expenses and SCA Packaging is obligated to reimburse Tuscarora its reasonable and actual expenses, in each case, up to $3,000,000.

         If termination occurs as a result of a breach of the Merger Agreement by any of the parties thereto, the non-breaching party that exercises its right to terminate will receive $15,000,000 from the party in breach plus any other damages to which it may be entitled.

o    OPINION OF FINANCIAL ADVISORS (PAGE 11)

         On January 19, 2001, Parker/Hunter delivered its oral opinion to the Board of Directors of Tuscarora, which opinion was subsequently confirmed in a written opinion dated January 21, 2001, that as of such date and based upon and limited by the assumptions made, matters considered and limitations stated in the opinion, the $21.50 cash consideration per share to be paid to Tuscarora shareholders in the merger was fair from a financial point of view to the holders of Tuscarora common stock. The full text of the written opinion of Parker/Hunter, which states the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix III to this proxy statement. We urge you to read the opinion carefully and in its entirety.

         PARKER/HUNTER'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF TUSCARORA, ADDRESSES ONLY THE FAIRNESS OF THE CASH CONSIDERATION TO BE PAID IN THE MERGER TO THE TUSCARORA SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE TUSCARORA SPECIAL MEETING.

                                TABLE OF CONTENTS

SUMMARY ................................................................................................1
TUSCARORA SELECTED HISTORICAL FINANCIAL DATA............................................................6
THE SPECIAL MEETING.....................................................................................6
         TIME, PLACE AND PURPOSE........................................................................6
         VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL.....................................................6
         PROXIES........................................................................................7
                  COMPLETED PROXIES.....................................................................7
                  PROXIES WITH NO INSTRUCTIONS..........................................................7
                  PROXIES MARKED ABSTAIN................................................................7
                  BROKER NON-VOTES......................................................................7
                  OTHER BUSINESS........................................................................8
                  ADJOURNMENTS..........................................................................8
                  REVOCATION............................................................................8
                  SOLICITATION OF PROXIES...............................................................8
PROPOSAL NO. 1 - APPROVAL OF THE ARTICLES AMENDMENT.....................................................8
PROPOSAL NO. 2 - APPROVAL OF THE MERGER.................................................................9
         BACKGROUND OF AND REASONS FOR THE MERGER......................................................10
         OPINION OF TUSCARORA'S FINANCIAL ADVISOR......................................................11
         RECOMMENDATION OF THE BOARD OF DIRECTORS OF TUSCARORA.........................................14
         TERMS OF THE MERGER...........................................................................15
                  EXCHANGE OF CERTIFICATES AND CASH....................................................15
                  REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER; WAIVERS....................16
                  COVENANTS............................................................................17
                  TERMINATION OF THE MERGER AGREEMENT..................................................18
         SHAREHOLDERS AGREEMENT........................................................................19
         DISSENTERS' RIGHTS............................................................................20
                  FILING NOTICE OF INTENTION TO DEMAND FAIR VALUE......................................21
                  RECORD AND BENEFICIAL OWNERS.........................................................21
                  NOTICE TO DEMAND PAYMENT.............................................................21
                  PAYMENT OF FAIR VALUE OF SHARES......................................................21
                  ESTIMATE BY YOU OF FAIR VALUE OF SHARES..............................................22
                  VALUATION PROCEEDINGS................................................................22
                  COSTS AND EXPENSES OF VALUATION PROCEEDINGS..........................................22
                  OTHER    ............................................................................22
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................................23
         REGULATORY APPROVALS..........................................................................23
                  U.S. ANTITRUST.......................................................................23
INTERESTS OF TUSCARORA EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER..................................24
         EMPLOYMENT AGREEMENTS.........................................................................24
         TREATMENT OF STOCK OPTIONS....................................................................25
         INDEMNIFICATION...............................................................................26
THE COMPANIES..........................................................................................26
         TUSCARORA INCORPORATED........................................................................26
         SCA PACKAGING.................................................................................27
OWNERSHIP OF TUSCARORA.................................................................................27
FUTURE SHAREHOLDER PROPOSALS...........................................................................29
WHERE YOU CAN FIND MORE INFORMATION....................................................................29
APPENDIX I - AGREEMENT AND PLAN OF MERGER.............................................................I-1
APPENDIX II - PENNSYLVANIA BUSINESS CORPORATION LAW SUBCHAPTER D:  DISSENTERS RIGHTS.................II-1
APPENDIX III - OPINION OF PARKER/HUNTER INCORPORATED................................................III-1
APPENDIX IV - PENNSYLVANIA BUSINESS CORPORATION LAW SUBCHAPTER E: CONTROL TRANSACTIONS...............IV-1
APPENDIX V - PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF TUSCARORA....................V-1

                  TUSCARORA SELECTED HISTORICAL FINANCIAL DATA

                                       QUARTER ENDED                             YEAR ENDED AUGUST 31,
                                  -----------------------    ---------------------------------------------------------------
                                  NOVEMBER       NOVEMBER
                                    2000           1999         2000        1999         1998          1997        1996
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Net sales                          $76,088       $64,718       $273,687    $233,841       $232,902    $209,207     $182,590
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Income before income
taxes                               $6,678        $7,069        $22,816     $18,860     $13,181(a)     $15,441      $15,905
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Net income                          $4,141        $4,417        $14,198     $11,729      $8,032(a)      $9,295       $9,653
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Depreciation and
Amortization                        $4,731        $4,473        $18,097     $17,590        $17,231     $15,286      $12,977
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Weighted average shares
outstanding -- basic                 9,304         9,411          9,343       9,495          9,488       9,452        9,362
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Basic net income
per share                            $0.45          0.47           1.52        1.24        0.85(a)        0.98         1.03
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Diluted net income
per share                            $0.44         $0.47           1.51        1.23        0.83(a)        0.97         1.01
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Margin on sales                       5.4%          6.8%           5.2%        5.0%           3.4%        4.4%         5.3%
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Return on beginning
shareholders' equity (for the
quarter or year)                      4.4%          5.1%          16.4%       14.7%          11.0%       14.3%        17.6%
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Working Capital                    $60,100       $41,113        $60,468     $37,375        $34,859     $29,784      $23,224
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Total assets                      $212,785      $188,231        $209,520    $177,386       $172,166    $162,388     $131,169
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Long-term debt (excluding
current portion)                   $80,559      $62,848         $78,764     $60,065        $61,184     $57,166      $39,249
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Shareholders' equity               $98,387      $90,444         $94,724     $86,684        $79,524     $72,817      $64,827
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Shareholders' equity
per share                            10.57         9.61         $10.14       $9.13          $8.38       $7.70        $6.92
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------
Dividends per share                      0           0           $0.27       $0.24          $0.22       $0.19        $0.17
------------------------------- -------------- ------------- ----------- ----------- -------------- ----------- ------------

In the above table, all dollar amounts, except per (a) Income before income taxes, net income and net share data, are in thousands. The weighted average income per share amounts for the 1998 fiscal year number of shares of common stock outstanding and the include the effect of a nonrecurring, pre-tax dividends and other per share amounts have been charge of $3,495,336 for restructuring costs. adjusted to reflect the 50% share distribution paid on January 13, 1997.


                               THE SPECIAL MEETING

TIME, PLACE AND PURPOSE

     The special meeting will be held at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Pennsylvania on March 15, 2001, at 10:30 a.m., local time.

     At the special meeting, the shareholders of Tuscarora will consider and vote upon:

     o    the Articles Amendment, and if such amendment is approved,

     o    the merger proposal; and

     o    such other matters as may properly come before the special meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     The Board fixed the close of business on February 15, 2001, as the record date for the special meeting. Only holders of record of shares of Tuscarora common stock on February 15, 2001 are entitled to notice of and to vote at the special meeting. On the record date, there were approximately _______ shares of Tuscarora common stock outstanding and entitled to vote at the special meeting held by approximately _____ shareholders of record.

     At the special meeting:

     o    each record holder is entitled to one vote per share;

     o the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum;

     o approval of the Articles Amendment requires the affirmative vote, in person or by proxy, of a majority of the votes cast by all holders entitled to vote at the meeting (assuming a quorum is present); and

     o approval of the merger proposal requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the meeting by all holders entitled to vote at the meeting (assuming a quorum is present).

         Under the shareholders agreement entered into by certain directors, all executive officers and certain other related shareholders, approximately 15% of Tuscarora shareholders have agreed to vote in favor of the merger.


PROXIES

     COMPLETED PROXIES

     If you sign, complete and return a proxy and Tuscarora receives your proxy prior to the meeting, your proxy will be voted as you instructed.

     PROXIES WITH NO INSTRUCTIONS

     If you sign and return a proxy but you do not provide instructions as to your vote, your proxy will be voted FOR the Articles Amendment and FOR the proposed merger.

     PROXIES MARKED ABSTAIN

     If you execute and return a proxy marked ABSTAIN, your proxy will count for purposes of determining whether there is a quorum but your proxy will not be voted. Under Pennsylvania law, a proxy marked ABSTAIN is not considered a vote cast. Approval of the Articles Amendment and proposed merger requires the affirmative vote of a majority of the votes cast at the meeting (assuming a quorum). Accordingly, proxies marked ABSTAIN will (except to the extent they are counted for purposes of determining whether there is a quorum) have no effect on the approval of the Articles Amendment or the proposed merger.

     BROKER NON-VOTES

     Brokers that hold shares of Tuscarora common stock in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those shares in favor of the approval of the Articles of Amendment or the proposed merger without specific instructions from the customers. Accordingly, shares of Tuscarora common stock beneficially owned by customers who fail to provide their brokers with instructions regarding how to vote their shares of Tuscarora common stock will not be counted as a vote for or against the Articles Amendment or the proposed merger. "Broker non-votes," if any, will be counted as present for determining if a quorum is present at the special meeting. Approval of the Articles Amendment and proposed merger requires the affirmative vote of a majority of the votes cast at the meeting (assuming a quorum). Accordingly, broker non-votes (except to the extent they are counted for purposes of determining whether there is a quorum) have no effect on the approval of the Articles Amendment and the proposed merger.

     OTHER BUSINESS

     We are not aware of any business for consideration at the special meeting other than as described in this proxy statement. However, if matters are properly brought before the special meeting or any adjournments or postponements thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

     ADJOURNMENTS

     We may adjourn the special meeting in order to solicit additional proxies. Proxies marked AGAINST approval of the Articles of Amendment or the merger proposal will be voted against any proposal to adjourn the meeting for the purpose of soliciting additional proxies.

     REVOCATION

     You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must send to the Secretary of Tuscarora, at the address set forth on the first page of this document, a signed notice of revocation or you must send a later dated proxy changing your vote. In addition, you may choose to attend the special meeting and vote in person. Simply attending the meeting will not in itself constitute the revocation of your proxy.

     SOLICITATION OF PROXIES

     The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Tuscarora. Tuscarora will pay the costs associated with soliciting proxies from its shareholders. Solicitation of proxies will be made by mail, by electronic telecommunications or in person. Tuscarora has retained Mellon Investor Services, LLC to assist in the solicitation of proxies. Tuscarora will
pay Mellon Investor Services a fee of $     plus out-of-pocket expenses for its
services. In order to ensure sufficient representation at our meeting, we may request by telephone or telegram the return of your proxy card. Please assist us by promptly returning your proxy card without delay.

     Tuscarora Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tuscarora Incorporated in favor of the merger. The directors and executive officers of Tuscarora Incorporated include the following: David I. Cohen, Abe Farkas, Karen L. Farkas, Robert W. Kampmeinert, Jeffery L. Leininger, Brian C. Mullins, David C. O'Leary, Jr., Harold F. Reed, Jr., and Thomas P. Woolaway. Collectively, as of January 9, 2001, the directors and executive officers of Tuscarora Incorporated beneficially owned approximately 15.21% of the outstanding shares of Tuscarora Incorporated common stock. Shareholders of Tuscarora Incorporated may obtain additional information regarding the interests of such participants by reading this proxy statement.


               PROPOSAL NO. 1 - APPROVAL OF THE ARTICLES AMENDMENT

     The text of the proposed Articles Amendment is attached hereto as Appendix
V. The following summary of legal considerations relevant to the Articles Amendment is intended to assist shareholders in making a voting decision; however, such summary is qualified in its entirety by reference to the appendices attached to this Proxy Statement.

     The Articles Amendment would make Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law, a copy of which is attached to this Proxy Statement as Appendix IV, inapplicable to Tuscarora. Subchapter E provides that any holder of voting shares of a registered Pennsylvania corporation (which Tuscarora is for purposes of Subchapter E) who objects to a "control transaction" will be entitled to make a written demand of the "controlling person or group" for payment of the fair value of the voting shares of the corporation held by the shareholder. A "control transaction" is defined as the acquisition by a person or group of the status of a "controlling person or group." For this purpose, a "controlling person or group" is defined as a person or group which has voting power over voting shares of the registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation with certain exceptions. In the absence of the Articles Amendment, the proposed merger would be a "control transaction" under Subchapter E.

     Under Subchapter E, the "controlling person or group" is obligated to give prompt notice following the occurrence of a control transaction to which Subchapter E applies to all shareholders of record of the corporation. If a control transaction occurs, a shareholder making written demand in accordance with Subchapter E is entitled to receive cash for each of the shareholder's shares in an amount equal to the fair value of each voting share of the corporation as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for the acquisition of control over the corporation. The minimum per share value the shareholder can receive under Subchapter E is the highest price per share paid by the controlling person or group for shares of the corporation at any time during the 90-day period ending on and including the date of the control transaction. If a shareholder believes the fair value his or her shares to be higher than the minimum value, Subchapter E provides the shareholder with the option to proceed to court appointed appraisal proceedings with payment of the minimum value being made within the time period set forth in Subchapter E.

     If the shareholder and the controlling person or group are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares within the time set forth in Subchapter E, the shareholder is entitled to receive the minimum value as a partial payment within a statutorily defined time period. Any additional amount potentially owed to the shareholder will be determined by a court appointed appraiser with experience in appraising the share value of companies "of like nature" to the acquired company.

     The rights provided by Subchapter E are basically the same as the dissenters' rights to which you as a shareholder are already entitled to under Pennsylvania law as discussed in "Dissenters' Rights" on page 20. Because these rights permit shareholders who oppose the merger to dissent and seek an appraisal of the fair value of their shares, the Board of Directors believes that the application of Subchapter E would be duplicative and wishes to avoid the administrative burden of being subject to different procedural determinations of fair value of Tuscarora shares held by such shareholders. Therefore, the Board has adopted the Articles Amendment and recommends that shareholders vote in favor of the Articles Amendment.

     TUSCARORA'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE ARTICLES AMENDMENT.

     APPROVAL OF THE ARTICLES AMENDMENT IS A PRECONDITION TO CONSIDERING AND VOTING ON THE MERGER PROPOSAL. IF THE ARTICLES AMENDMENT IS NOT APPROVED AT THE SPECIAL MEETING, THEN THE SPECIAL MEETING WILL BE ADJOURNED WITHOUT CONSIDERING AND VOTING ON THE MERGER PROPOSAL. IF TUSCARORA SHAREHOLDERS APPROVE THE ARTICLES AMENDMENT BUT DO NOT APPROVE THE MERGER PROPOSAL, OR THE MERGER IS NOT CONSUMMATED FOR SOME OTHER REASON, THE ARTICLES AMENDMENT WILL NOT BECOME EFFECTIVE EVEN IF IT IS APPROVED BY THE SHAREHOLDERS.

                     PROPOSAL NO. 2 - APPROVAL OF THE MERGER

     At the special meeting, the Tuscarora shareholders will be asked to approve the Agreement and Plan of Merger dated as of January 21, 2001, among Tuscarora, SCA Packaging and SCA Acquisition, and the transactions contemplated thereby. This section summarizes the material aspects of the proposed merger. The summary is qualified in its entirety by reference to the Merger Agreement (which is attached to this proxy statement as Appendix I).

BACKGROUND OF AND REASONS FOR THE MERGER

     The Board of Directors of Tuscarora in recent years considered the business of, and the prospects for, the Company, and, because it perceived the market value of the Company's Common Stock to be undervalued, studied various strategic alternatives for increasing shareholder value. Among the strategic alternatives considered were a potential sale or merger of the Company to either a strategic or financial buyer or a refinancing of the Company. Tuscarora engaged Parker/Hunter Incorporated to act as its financial advisor in connection with any possible strategic alternative and Parker/Hunter has advised the Company in that regard.

     Tuscarora has, from time to time, had conversations, and engaged in negotiations, with other companies which have expressed interest in a possible acquisition of, or merger with, the Company. Such other companies have included strategic buyers and private equity investors. Negotiations with such companies, other than SCA Packaging, did not result in an agreement to purchase the Company, and have been terminated.

     In November of 1999, while traveling in Asia on other business, John P. O'Leary, Jr., President and Chief Executive Officer of Tuscarora, became aware of the existence of Central Packaging Group ("CenPac"), a Singapore-based packaging company with multiple manufacturing locations throughout Asia. Subsequently, through Tuscarora's relationship with Sekisui Chemical in Japan, a CenPac shareholder, Mr. O'Leary was introduced to Colin Williams, President of SCA Packaging in Europe. SCA Packaging is also a significant shareholder in CenPac.

     Messrs. O'Leary and Williams held a number of meetings thereafter in late winter and early spring of 2000, at which they discussed CenPac generally, and, specifically, the possibility and the desirability of Tuscarora making an equity investment in CenPac. These discussions led to the formal announcement of an strategic alliance between CenPac and Tuscarora on August 24, 2000. The issue of possible equity participation by Tuscarora in CenPac remained the subject of further discussions after the announcement of the strategic alliance.

     These discussions led also to Tuscarora and SCA Packaging considering the desirability of pursuing together strategic alliances in Western Europe and/or a joint venture in the United Kingdom or in Ireland. These discussions took place in Europe over the course of the summer and fall of 2000 and involved not only Messrs. O'Leary and Williams, but also Gunnar Haglund, Vice President Finance of SCA Packaging. In September of 2000, SCA Packaging broached with Tuscarora the subject of SCA Packaging possibly acquiring Tuscarora. Discussions of a preliminary nature along that line ensued but only for a short period of time, and were terminated late in September, 2000.

     Mr. Williams came to visit Tuscarora headquarters in New Brighton, Pennsylvania for the first time in late November of 2000. There he toured Tuscarora's local facilities. Subsequent meetings were held in November and December of 2000 at which Mr. O'Leary and Mr. Williams resumed their discussions regarding the possible acquisition of Tuscarora by SCA Packaging. In late December, SCA Packaging undertook due diligence with respect to Tuscarora in order to support its interest in acquiring Tuscarora.

     On January 10 and 11, 2001 Mr. Williams, Mr. Haglund, along with Sverker Martin-Lof, President of Svenska Cellulosa Aktiebolaget, the ultimate parent company of SCA Packaging, visited Tuscarora. This visit included tours of Tuscarora's facilities in Pennsylvania, Connecticut and Massachusetts. During that visit, the discussions concerning the acquisition of Tuscarora by SCA Packaging continued, culminating in an understanding with respect to the principal terms of the acquisition, including the purchase price. Such understanding, however, was subject to the completion by SCA Packaging of its due diligence and the approval of the understanding by SCA's board of directors and negotiation of the definitive merger agreement. On January 19, 2001, SCA extended to Tuscarora an offer to acquire Tuscarora by way of a merger and on January 19, 2001, Tuscarora's board accepted in principle. On January 21, 2001, the parties concluded negotiation of and signed the definitive merger agreement.

OPINION OF TUSCARORA'S FINANCIAL ADVISOR

     On January 19, 2001, at a meeting of the Tuscarora Board held to evaluate the proposed merger, representatives of Parker/Hunter rendered to the Tuscarora Board an oral opinion, subsequently confirmed by the delivery of a written opinion dated January 21, 2001, to the effect that, as of the date and based upon and subject to the assumptions made, matters considered and limitations stated in the opinion, the cash consideration per share was fair, from a financial point of view, to the holders of Tuscarora common stock. Parker/ Hunter did not determine or recommend the amount of consideration to be paid for Tuscarora shares.

     THE FULL TEXT OF THE WRITTEN OPINION OF PARKER/HUNTER DATED JANUARY 21, 2001, WHICH STATES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX III TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THIS SECTION IS ONLY A SUMMARY OF THE WRITTEN OPINION, AND AS A SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE ENGAGEMENT OF PARKER/HUNTER AND ITS OPINION ARE FOR THE BENEFIT OF THE TUSCARORA BOARD OF DIRECTORS, AND ITS OPINION WAS RENDERED TO THE TUSCARORA BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. PARKER/HUNTER'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CASH CONSIDERATION TO BE PAID IN THE MERGER FROM A FINANCIAL POINT OF VIEW TO THE TUSCARORA SHAREHOLDERS AND DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER. THE OPINION IS NOT INTENDED TO, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY TUSCARORA SHAREHOLDER AS TO WHETHER SUCH SHAREHOLDER SHOULD VOTE FOR THE MERGER. TUSCARORA SHAREHOLDERS ARE URGED TO READ THE OPINION OF PARKER/HUNTER IN ITS ENTIRETY.

     In connection with its written opinion, Parker/Hunter reviewed, among other things, the following: (i) the financial terms and conditions of the merger agreement; (ii) certain publicly available financial statements and other business and financial information of Tuscarora; (iii) certain internal information, primarily financial in nature, including financial projections for Tuscarora prepared by the management of Tuscarora; (iv) certain publicly available information concerning the trading of, and the trading markets for, the common stock of Tuscarora; (v) the nature and financial terms of certain recent business combinations believed to be relevant; and (vi) certain publicly available information regarding companies believed to be comparable to Tuscarora as well as trading market information for certain of such other companies' securities. Parker/Hunter also discussed with certain senior officers of Tuscarora the foregoing matters as well as the operations, financial condition, history and prospects of Tuscarora and other matters Parker/Hunter believed to be relevant. Parker/Hunter took into account its assessment of general economic, market and financial conditions and its experience in securities valuation generally. Parker/Hunter also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria it deemed relevant.

     In rendering its opinion, Parker/Hunter relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available or furnished or otherwise communicated to Parker/Hunter by Tuscarora. Parker/Hunter relied upon the assurances of Tuscarora's management that they were not aware of any facts that would make such information inaccurate or misleading. Parker/Hunter did not make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of Tuscarora, nor was Parker/Hunter furnished with any such evaluation or appraisal. With respect to Tuscarora's financial projections, Parker/Hunter assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Tuscarora's management. Parker/Hunter expressed no opinion with respect to such projections or the assumptions on which they are based. Parker/Hunter's opinion is necessarily based upon the business, market, monetary, economic, and other conditions as they existed on, and could be evaluated as of, January 19, 2001, and does not predict or take into account any changes which may occur, or information which may become available, after such date.

     In rendering its opinion, Parker/Hunter assumed that the merger will be consummated on terms described in the merger agreement, without waiver of any material terms and conditions by Tuscarora, and that obtaining necessary regulatory approvals for the merger would not have adverse effects on Tuscarora. Parker/Hunter has not been requested to and did not solicit third party indications of interest in acquiring all or any part of Tuscarora.

     Set forth below is a summary of the report presented by Parker/Hunter to the Tuscarora Board on January 19, 2001 in connection with its oral opinion. The summary set forth below does not purport to be a complete description of the analysis performed by Parker/Hunter, but describes, in summary form, the principal elements of the analyses performed by Parker/Hunter in arriving at its opinion.

     Comparable Publicly Traded Companies Analysis. Parker/Hunter reviewed and analyzed certain financial and market performance data for selected publicly traded companies in the plastic packaging or specialty plastic products industries that were generally comparable to Tuscarora for purposes of this analysis. Such comparable companies consisted of: Applied Extrusion Technologies; Atlantis Plastics, Inc.; Bemis Company, Inc.; Ivex Packaging Corporation; and Liqui-Box Corporation.

     For each comparable company, Parker/Hunter calculated the multiple of enterprise value (market value, plus short- and long-term debt, less cash and cash equivalents) to latest twelve months ("LTM") revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"), and the multiple of market value to LTM net income and book value. The analysis indicated that the enterprise values of the comparable companies as a multiple of their LTM revenues ranged from 0.43x to 1.06x (median 0.88x), as a multiple of LTM EBITDA ranged from 4.2x to 6.4x (median 5.4x), as a multiple of LTM EBIT ranged from 6.2x to 9.1x (median 8.1x), and also indicated that the market value as a multiple of LTM net income and book value ranged from 6.2x to 12.1x (median 11.1x) and 0.3x to 2.9x (median 1.9x), respectively.

     Based on the multiples derived in the comparable publicly traded companies analysis and Tuscarora's LTM financial results for the period ended November 30, 2000, the implied per share values for Tuscarora ranged from: $4.00 to $22.38 (median $17.10) based on LTM revenues; $11.14 to $21.18 (median $16.74) based on LTM EBITDA; $8.72 to $16.86 (median $14.08) based on LTM EBIT; $8.89 to $17.15 (median $15.74) based on LTM net income; and $3.02 to $29.49 (median $19.16) based on book value. Parker/Hunter also calculated the implied values per share based on Tuscarora's projected results for the twelve month period ending February 28, 2001 (the "February Projected Results"). Using February Projected Results this analysis indicated that the implied values per share based on revenues ranged from $4.24 to $22.98 (median $17.60), based on EBITDA ranged from $11.02 to $21.00 (median $16.59), based on EBIT ranged from $8.04 to $15.85 (median $13.18), and based on net income and book value ranged from $8.23 to $15.89 (median $14.59) and $3.02 to $29.46 (median $19.15), respectively.

     Comparable Selected Transactions Analysis. Parker/Hunter reviewed the financial terms and analyzed certain other publicly available information relating to selected completed acquisitions of companies that were believed to be comparable to Tuscarora for purposes of this analysis (the "Selected Transactions"). As part of its analysis, Parker/Hunter selected five mergers and acquisitions of plastic packaging or specialty plastic products companies since January 1, 1996 in which the enterprise values of the acquired companies were less than $500 million. Such Selected Transactions consisted of (acquiror/target company): Tyco International Ltd./Carlisle Plastics, Inc.; ACX Technologies, Inc./Britton Group plc; Huntsman Packaging Corporation/Blessings Corporation; The Geon Company/O'Sullivan Corporation; and Sealed Air Corporation/Dolphin Packaging plc.

     Parker/Hunter analyzed the consideration paid in these transactions in terms of enterprise value as a multiple of LTM revenues, EBITDA and EBIT, and in terms of market value as a multiple of LTM net income and book value. This analysis indicated that for the Selected Transactions: (i) enterprise value as a multiple of LTM revenues ranged from 0.65x to 1.60x (median 1.12x); (ii) enterprise value as a multiple of LTM EBITDA ranged from 6.4x to 8.0x (median 7.2x); (iii) enterprise value as a multiple of LTM EBIT ranged from 9.8x to 12.0x (median 10.5x); (iv) market value as a multiple of LTM net income ranged from 12.6x to 18.7x (median 15.4x); and (v) market value as a multiple of book value ranged from 1.6x to 2.8x (median 2.6x).

     Based on the multiples derived in the comparable transactions analysis and Tuscarora's LTM financial results, the implied per share values for Tuscarora ranged from $10.38 to $38.14 (median $24.15) based on LTM revenues; $21.47 to $28.79 (median $25.14) based on LTM EBITDA; $19.00 to $25.01 (median $20.83)
based on LTM EBIT; $17.92 to $26.60 (median $21.92) based on LTM net income; and $16.14 to $28.00 (median $26.05) based on book value. Parker/Hunter also calculated the implied values per share based on Tuscarora's Projected February Results. Using Projected February Results this analysis indicated that the implied values per share based on revenues ranged from $10.75 to $39.06 (median $24.79), based on EBITDA ranged from $21.28 to $28.56 (median $24.94), based on EBIT ranged from $17.90 to $23.67 (median $19.66), based on net income ranged from $16.61 to $24.65 (median $20.32); and based on book value ranged from $16.13 to $27.97 (median $26.02).

     Premiums Paid Analysis. Parker/Hunter examined the percentage premiums paid in transactions involving 446 publicly traded companies with equity values between $100 million and $500 million acquired between January 1, 1996 and January 19, 2001. The analysis indicated a range of premiums paid one day, one week and four weeks prior to announcement of -31.0% to 139.8% (median 24.3%), -28.2% to 172.6% (median 32.0%), and -29.7% to 172.0% (median 43.9%), respectively. Parker/Hunter also noted that the consideration of $21.50 per share in cash in the merger represented a 53.6% premium over the closing price of Tuscarora common stock on January 19, 2001, a 56.4% premium over the closing price one week prior to January 19, 2001, a 72.0% premium over the closing price four weeks prior to January 19, 2001, a 58.5%% premium over the closing price three months prior to January 19, 2001, a 42.1% premium over the closing price six months prior to January 19, 2001 and an 84.0% premium over the closing price one year prior to January 19, 2001.

     Discounted Cash Flow Analysis. Parker/Hunter performed a discounted cash flow ("DCF") analysis for Tuscarora on a stand alone basis using assumptions provided by management for fiscal years 2001 through 2004 under the following scenarios: (i) the first case incorporated management's estimate of future performance ("Case I"); and (ii) the second case modified certain revenue growth and operating margin assumptions ("Case II"). Case I assumes an average operating margin of 10.4% over the four-year period, whereas Case II assumes an average operating margin of 8.5%. In determining the terminal value at the end of the projected period, Parker/Hunter utilized multiples ranging from 6.0x to 7.5x EBITDA. Parker/Hunter then discounted both the unlevered free cash flows and the terminal values, using discount rates ranging from 12.0% to 16.0%, in order to determine a net present value of the unlevered equity value of Tuscarora. Parker/Hunter then added cash and subtracted outstanding debt as of November 30, 2000, from the discounted present values. Based on Case I, the DCF analysis generated implied per share values ranging from $18.00 to $28.04, with a midpoint of $22.73. Case II generated implied per share values ranging from $13.52 to $21.68, with a midpoint of $17.37.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Each of the analyses conducted by Parker/Hunter was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Parker/Hunter did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Parker/Hunter considered the results of the analyses in light of each other and ultimately reached an opinion based on the results of the analyses taken as a whole. Further, Parker/Hunter's conclusion involved significant elements of judgment and qualitative analysis as well as the financial and quantitative analyses. Parker/Hunter did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Parker/Hunter believes that its analyses must be considered as a whole and that selecting portions of the analyses or the summary set forth above without considering the analyses as a whole could create an incomplete or misleading view of the process underlying the opinion of Parker/Hunter. No company or transaction used in the above analyses as a comparison is identical to Tuscarora or the transaction contemplated by the merger agreement. Consequently, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics between the comparable companies and Tuscarora, as well as other factors that could affect the acquisitions or public trading values of the companies to which Tuscarora is being compared. The analyses were prepared solely for the purpose of Parker/Hunter providing its opinion to the Tuscarora Board in connection with the Tuscarora Board's consideration of the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in these analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

     In performing its analyses, Parker/Hunter made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties, Parker/Hunter assumes no responsibility if future results or actual values are materially different from the forecasts or estimates contained in the analyses.

     The Tuscarora Board engaged Parker/Hunter based upon Parker/Hunter's qualifications, expertise, reputation and experience in mergers and acquisitions, and knowledge of Tuscarora's business. In the past, Parker/Hunter has provided investment banking services to Tuscarora for which Parker/Hunter has received customary fees. For its services as Tuscarora's financial advisor, Parker/Hunter is to be paid a non-refundable retainer of $100,000 when engaged as the company's financial advisor. Parker/Hunter will receive $500,000 for delivery of its opinion. If Tuscarora requests additional opinions with respect to a revised offer, Parker/Hunter will be paid $250,000 per opinion. Such retainer and opinion fees were not contingent upon the consummation of the merger. A transaction fee of 1% of the aggregate consideration paid in the proposed merger is due to Parker/Hunter when the merger is consummated. The retainer and opinion fees will be credited against the transaction fee. Tuscarora also agreed to reimburse Parker/Hunter for its out-of-pocket expenses, including, but not limited to, fees of counsel, and to indemnify Parker/Hunter and certain related parties against certain liabilities, including liabilities ensuing under federal securities laws. Robert W. Kampmeinert, a member of Tuscarora's Board of Directors, is the Chairman, President and Chief Executive Officer of Parker/Hunter, but did not participate in Parker/Hunter's determination of fairness.

     Parker/Hunter is experienced in providing advice in connection with mergers and acquisitions and related transactions, and, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Parker/Hunter and its affiliates may actively trade or hold the securities of Tuscarora or Svenska Cellulosa Aktiebolaget for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TUSCARORA

     THE BOARD OF DIRECTORS OF TUSCARORA BELIEVES THAT THE TERMS OF THE PROPOSED MERGER ARE FAIR AND IN THE BEST INTERESTS OF TUSCARORA AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TUSCARORA VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

     In reaching its determination to recommend approval of the merger, the Board considered the following material factors:

     o    the best interests of Tuscarora;

     o the implications of the merger for all of Tuscarora's constituents including its shareholders, employees, suppliers, customers, creditors and other with whom it deals and the communities in which its operations are located;

     o the consideration Tuscarora shareholders will receive if the merger is completed and the likelihood that the merger will deliver greater value to Tuscarora shareholders than what would be reasonable to expect if Tuscarora remained independent;

     o the presentation made to the Board on January 19, 2001 by representatives of Parker/Hunter, including Parker/Hunter's opinion that the consideration in the merger is fair to Tuscarora shareholders from a financial point of view as of that date;

     o the Board's familiarity with Tuscarora's business, operations, financial condition, earnings and prospects (both short-term and long-term);

     o the Board's understanding of the business, operations, financial condition, earnings and prospects (both short-term and long-term) of SCA Packaging;

     o the Board's assessment of SCA Packaging's ability to pay the merger consideration;

     o the complementary nature of Tuscarora and SCA Packaging's businesses, services and products, and the opportunity to become part of a combined business that offers a wider variety of products to customers with an enhanced ability to attract new customers;

     o the likelihood of a smooth integration of Tuscarora's business with that of SCA Packaging;

     o the Board's review of other strategic alternatives to the merger potentially available to Tuscarora; and

     o    the judgment and advice of Tuscarora's senior management.

     In view of the variety of factors considered in connection with its evaluation of the merger, the Board, as a whole, did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     Except as described above, the Board, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of the Board may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

TERMS OF THE MERGER

         THIS DISCUSSION OF THE TERMS OF THE PROPOSED MERGER HAS BEEN SUMMARIZED FROM AND IS QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS APPENDIX I. YOU SHOULD READ THE MERGER AGREEMENT FOR A COMPLETE DESCRIPTION OF THE PROPOSED MERGER.

     The Merger Agreement provides that an indirect wholly-owned subsidiary of SCA Packaging, SCA Acquisition, will merge with and into Tuscarora. Tuscarora will survive and become an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent company and retain the name Tuscarora Incorporated, while SCA Acquisition will cease to exist. As a shareholder of Tuscarora you will receive $21.50 in cash for each share of Tuscarora common stock that you own. Promptly after satisfaction or waiver of the conditions to the merger, Tuscarora and SCA Acquisition will file articles of merger with the Commonwealth of Pennsylvania, at which time the merger will become effective. After the merger becomes effective, you will no longer own shares of Tuscarora nor will you receive dividends on the shares of Tuscarora stock you owned prior to the merger. The Merger Agreement also provides that when the merger is effective, each outstanding stock option will be cancelled, whether or not vested or exercisable. Each option holder will receive a cash payment for each cancelled option equal to the excess of $21.50 over the option price. Director's having phanthom share units will be paid $21.50 for each such phantom share.

     EXCHANGE OF CERTIFICATES AND CASH

     As promptly as possible after the effective date of the merger, each holder of record will receive a transmittal letter and instructions for use in the exchange of share certificates for the cash payable upon completion of the merger. Upon surrender of your share certificates and an executed letter of transmittal, you, the holder, will receive the $21.50 per share cash consideration as provided for in the Merger Agreement. After the effective date until the surrender of your certificates, each certificate will represent only the right only to receive the merger consideration. No interest will be paid on the merger consideration.

     REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER; WAIVERS

     The Merger Agreement contains representations and warranties of Tuscarora and SCA Packaging regarding various legal, financial and business matters. Tuscarora's representations and warranties relate to:

     o    corporate existence and power;

     o    corporate authorization;

     o    governmental authorization;

     o absence of conflicts, violations and defaults under its articles of incorporation or bylaws, any other agreements or instruments, or any judgements, orders or laws as a result of the transactions contemplated by the Merger Agreement;

     o    Tuscarora's capitalization;

     o    Tuscarora's subsidiaries;

     o    Tuscarora's Securities and Exchange Commission filings;

     o    Tuscarora's financial statements and undisclosed liabilities;

     o    information contained in this proxy statement;

     o    absence of certain changes since August 31, 2000;

     o    litigation;

     o    taxes;

     o    employee benefits;

     o    compliance with laws;

     o    title to properties;

     o    intellectual property;

     o    environmental matters;

     o    financial advisors' and finder's fees;

     o shareholder vote required for, and Board of Directors approval of, the proposed merger;

     o    certain actions required under Pennsylvania law;

     o    Tuscarora's shareholder rights plan;

     o    labor matters;

     o    year 2000 computer matters; and

     o    certain contracts.

     Tuscarora's representations and warranties will not survive the merger.

     The respective obligations of Tuscarora and SCA Packaging to complete the proposed merger are subject to the following conditions (except as noted below):

     o Tuscarora shareholder approval of the Articles Amendment and the merger proposal;

     o expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and obtaining clearances under the antitrust laws of the United Kingdom and Ireland;

     o absence of any injunction, order, decree, law or regulation which restrains, enjoins or prohibits consummation of the merger or the other transactions contemplated by the Merger Agreement;

     o continued effectiveness of the employment agreements between Tuscarora, and respectively, John P. O'Leary, Jr., the current President and Chief Executive Officer of Tuscarora, David C. O'Leary, the current Senior Vice President and Chief Operating Officer, and Brian C. Mullins, the current Senior Vice President, Chief Financial Officer and Treasurer of Tuscarora;

     o performance by Tuscarora and SCA Packaging of their respective obligations under the Merger Agreement, and the accuracy of their representations and warranties in all material respects (unless otherwise qualified by materiality);

     o all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings needed to consummate the merger have been obtained by the parties;

     o no exercise of dissenters' rights by shareholders holding, in the aggregate, 10% or more of the shares of Tuscarora's common stock outstanding (this is a condition to SCA Packaging's obligations only); and

     o the absence immediately following the merger of any right to acquire any equity securities of Tuscarora under any Tuscarora stock option (this is a condition to SCA Packaging's obligations only).

     Any provision of the Merger Agreement may be amended or waived by Tuscarora and SCA Packaging prior to the effective time of the merger. Waivers or amendments executed after approval of the Tuscarora shareholders will require further shareholder approval if required by law.

     COVENANTS

     Each of Tuscarora and SCA Packaging have undertaken covenants in the Merger Agreement. The following summarizes the more significant covenants applicable to
Tuscarora:

     o Interim operations of Tuscarora -- Tuscarora has undertaken a covenant that places restrictions on it and its subsidiaries until the merger is effective or the Merger Agreement is terminated. In general, Tuscarora has agreed that it and its subsidiaries will conduct their business in the ordinary course consistent with past practice and will use commercially reasonable efforts to preserve intact their organizations and business relationships. Tuscarora also agreed to specific restrictions with respect to:

          o    amending organizational documents;

          o    amending material terms of its outstanding securities;

          o    the payment of dividends;

          o issuing stock other than in connection with its stock option plans;

          o making capital expenditures other than in the ordinary course of business consistent with past practice, but not in excess of $3,000,000 during each 60 day period from the date the Merger Agreement was signed, on a cumulative basis;

          o making an acquisition in excess of $1,000,000, excluding certain acquisitions in process;

          o selling or leasing assets not in the ordinary course of business or, other than inventory, assets with an aggregate book value in excess of $500,000 per month;

          o incurring indebtedness for borrowed money except in the ordinary course under existing credit agreements;

          o entering into any agreement that limits its ability to compete in any line of business or in any location;

          o amending, modifying or terminating, except in the ordinary course of business, a material contract;

          o except in the ordinary course of business, permitting any material change to any pricing, marketing, purchasing or inventory practice;

          o increasing executive compensation or adopting additional employee benefit plans except in the ordinary course of business consistent with past practice;

          o    changing accounting or financial reporting practices; and

          o settling material litigation or making any material tax election or compromising any material tax liability.

o Special meeting -- Tuscarora has agreed to call the special meeting to obtain shareholder approval for the Articles Amendment and the merger. Tuscarora's Board, except in the event of a superior acquisition proposal or unless otherwise required by its duties as directors, has agreed to recommend, and will take all lawful action to solicit, approval by the shareholders.

o No solicitation -- Tuscarora has agreed not to solicit or initiate another acquisition proposal and not to participate in any discussions or negotiations regarding another acquisition proposal or enter into any agreement or make a recommendation with respect to another acquisition proposal, other than in the event of a proposal that Tuscarora's Board of Directors determines would result in a transaction more favorable to Tuscarora's shareholders from a financial point of view than the merger involving SCA Packaging, or Tuscarora's Board of Directors determines its duties as directors require it to take any such action. Tuscarora is permitted to respond to an unsolicited written proposal from a person reasonably believed to have the financial and other capability to consummate an acquisition proposal. Tuscarora has agreed to notify SCA Packaging of certain events related to another acquisition proposal and to afford SCA Packaging an opportunity to react to an acquisition proposal by making an alternative proposal, if it so chooses. Tuscarora or SCA Packaging may terminate the Merger Agreement if Tuscarora's Board determines that an acquisition proposal is a superior acquisition proposal as defined in the Merger Agreement or is one that its duties as directors require it to approve or recommend and enters into a binding agreement concerning such acquisition proposal.

o Indemnification and Insurance of Tuscarora Directors and Officers -- SCA Packaging has agreed to:

     o continue the indemnification rights of Tuscarora's directors and officers for a period of six years with respect to claims which may be made against Tuscarora's officers and directors for acts or omissions occurring before the merger;

     o indemnify Tuscarora's directors and officers for their acts or omissions in those capacities occurring before the effective time of the merger; and

     o provide Tuscarora's current directors and officers liability insurance protection of the same kind and scope as provided currently, for a period of six years after the effective time of the merger.

o    Further Covenants -- Tuscarora and SCA Packaging further agree to:

     o use reasonable best efforts to take all actions necessary to consummate the merger as promptly as practicable;

     o cooperate to determine whether any other actions, filings, consents, approvals or waivers are required to consummate the merger and seek any required items promptly;

     o consult before issuing any press release or making any public statement with respect to the merger or any of the other transactions contemplated by the Merger Agreement; and

     o give notice to the other of communications from a governmental entity regarding the merger and of any actions, suits, claims, investigations or proceedings that would have been required to be disclosed if pending on the date of the Merger Agreement.

o Tuscarora has agreed to give SCA Packaging access to certain types of information, reasonably requested, to enable SCA Packaging to perform its investigation of Tuscarora, and SCA Packaging has agreed to conduct its investigation so as to not interfere with Tuscarora's business.

     TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the effective time of the merger, either before or after approval by Tuscarora shareholders, under the following circumstances:

     o    by mutual written consent of SCA Packaging and Tuscarora;

     o    by either SCA Packaging or Tuscarora, if:

          o the merger has not been consummated by July 31, 2001, provided that a party whose breach of the Merger Agreement resulted in the failure of the merger to occur by July 31, 2001, may not terminate the Merger Agreement;

          o    any law or regulation prohibits consummation of the merger;

          o any judgment, injunction, order or decree of a government entity permanently enjoins consummation of the merger and the reasonable best efforts of Tuscarora and SCA Packaging have failed to remove such judgment, injunction, order or decree;

          o Tuscarora shareholder approval of the Articles Amendment and the merger is not obtained at the shareholders meeting;

         o if the other party has breached any covenant, agreement, representation or warranty and such breach is material and incapable of being cured before July 31, 2001;

          o if Tuscarora Board determines to approve or recommend an alternative acquisition proposal (after concluding that it represents a superior acquisition proposal or it is one that its duties as directors require it to approve or recommend); provided that Tuscarora may terminate only if it has afforded SCA Packaging an opportunity to react, by way of making an alternative proposal, if it so chooses.

     o    by SCA Packaging, if:

          o Tuscarora's Board amends, modifies, withdraws, conditions or qualifies its recommendation of the merger with SCA Packaging in a manner adverse to SCA Packaging and/or approves or recommends a superior acquisition proposal to Tuscarora's shareholders or approves and acquisition proposal,

          o shares held by dissenting shareholders represent 10% or more of Tuscarora's shares outstanding.

         Tuscarora must reimburse reasonable, actual expenses up to $3,000,000 incurred by SCA Packaging if termination occurs because:

          o Tuscarora's Board has amended or withdrawn its recommendation to the shareholders to approve the proposed merger;

          o Tuscarora's Board has approved or recommended an acquisition proposal;

          o Tuscarora's shareholders do not approve the Article's Amendment and the proposed merger at the shareholders meeting; or

          o shares held by dissenting shareholders represent 10% or more of Tuscarora's shares of common stock.

         Under certain circumstances, SCA Packaging must reimburse reasonable actual expenses up to $3,000,000 incurred by Tuscarora.

         If termination occurs as a result of Tuscarora's Board having amended or withdrawn its recommendation to shareholders, or having recommended another acquisition proposal, and a third party acquires or enters into an agreement to acquire Tuscarora that is later consummated, at or within 18 months of termination, Tuscarora must pay SCA Packaging a termination fee of $15,000,000.

         If termination occurs as a result of a breach by Tuscarora, SCA Packaging or SCA Acquisition, the breaching party must pay $15,000,000 to the non-breaching party who exercises its right to terminate. This payment is not the exclusive remedy for a breach. Tuscarora shall not pay more than $15,000,000 in the aggregate with respect to the termination fee and the breach fee.

SHAREHOLDERS AGREEMENT

     In connection with the Merger Agreement, certain directors, all of the executive officers, and certain other related shareholders of Tuscarora, entered into an agreement, in their capacities as shareholders, with SCA Acquisition. These shareholders collectively hold, including the shares covered by vested options, approximately 15% of the outstanding shares of Tuscarora's common stock.

     Under the terms of the shareholders agreement, at the special meeting or in any circumstances where a vote, consent or other approval regarding the Articles Amendment or the proposed merger is sought from the shareholders of Tuscarora, each signing shareholder is required to vote all of his or her shares of Tuscarora common stock:

          o    in favor of the Articles Amendment and the proposed merger; and

          o against any other merger or similar transaction, or any amendment of Tuscarora's articles of incorporation or bylaws or other transaction that would impede or prevent the merger of Tuscarora and SCA Acquisition.

         The shareholders agreement contains certain representations, warranties and covenants by the shareholders regarding various legal and business matters. Each shareholder's representations, warranties and covenants relate to:

          o    legal ownership of the shares;

          o authority of shareholders to perform under the shareholders agreement and absence of required consents with respect to such performance; and

          o prohibiting the sale, pledge or other transfer of 90% of the shares until SCA Packaging's right to exercise the options expires.

         In addition, under the shareholders agreement, each signing shareholder:

          o has granted an irrevocable proxy to SCA Packaging for the purpose of voting each shareholder's share in connection with the Articles Amendment and the proposed merger;

          o has granted to SCA Packaging an irrevocable option to purchase each shareholder's shares at $21.50 per share in the event an acquisition proposal is made by a third party and the Merger Agreement has been terminated;

          o has agreed to exercise his or her vested options under any of the company's stock option plans, with the resulting shares being subject to the irrevocable option described above;

          o has agreed to surrender the certificates to SCA Packaging upon consummation of the merger;

          o has waived his or her rights of appraisal and dissent in connection with the proposed merger;.

          o has agreed to the cancellation of all options or other rights to purchase shares upon the effectiveness of the proposed merger, in exchange for $21.50 per share over the exercise or purchase price.

     SCA Packaging's right to exercise the options under the shareholders agreement expires upon the earlier of 18 months after a termination of the Merger Agreement or 60 days after Tuscarora completes a merger with a third party.

DISSENTERS' RIGHTS

     Under Pennsylvania law, if you do not wish to accept the cash payment provided for in the Merger Agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Tuscarora common stock. Tuscarora shareholders electing to exercise dissenters rights must comply with the provisions of Section 1571 to 1580 (Subchapter D) of the Pennsylvania Business Corporation Law ("PBCL") in order to perfect their rights. Tuscarora will require strict compliance with the statutory procedures. A copy of Subchapter D is attached as Appendix II.

     The following is intended as a brief summary of the material provisions of the Pennsylvania statutory procedures required to be followed by a shareholder in order to dissent from the merger and perfect dissenters rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter D of the PBCL, the full text of which appears in Appendix II of this proxy statement.

     IF YOU WISH TO CONSIDER EXERCISING YOUR DISSENTERS RIGHTS, YOU SHOULD CAREFULLY REVIEW THE TEXT OF SUBCHAPTER D CONTAINED IN APPENDIX II SINCE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SUBCHAPTER D WILL RESULT IN THE LOSS OF YOUR DISSENTERS RIGHTS UNDER PENNSYLVANIA LAW.

     FILING NOTICE OF INTENTION TO DEMAND FAIR VALUE

     If you wish to dissent from the merger, you must deliver to Tuscarora, before the vote of Tuscarora shareholders is taken on the merger, a written notice of intention to demand that you be paid the fair value of your shares if the merger is completed. This written notice may be sent to the Secretary of Tuscarora at the address of Tuscarora on the first page of this document. Neither the return of a proxy with instructions to vote your shares against the merger, nor a vote against the merger, is sufficient to satisfy the requirement of delivering a written notice to Tuscarora. In addition, you must not change beneficial ownership of your shares at any time during the period from the date of filing the notice with Tuscarora through the effective date of the merger, and you must not vote in favor of the merger the shares for which payment of fair value is sought. The submission of a signed blank proxy, if not revoked, will serve to waive dissenters' rights, but a failure to vote against the merger will not waive your rights to dissent. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval of the merger will also preserve dissenters' rights under the PBCL. FAILURE TO COMPLY WITH ANY OF THE FOREGOING WILL RESULT IN THE FORFEITURE OF ANY RIGHT TO PAYMENT OF FAIR VALUE FOR YOUR SHARES UNDER THE PBCL, AND YOUR SHARES WILL BE CONVERTED INTO THE MERGER CONSIDERATION IN THE MANNER DESCRIBED IN THIS DOCUMENT.

     RECORD AND BENEFICIAL OWNERS

     The PBCL distinguishes between record holders and beneficial owners. Generally if you choose to assert your dissenters' rights, you must dissent as to all of the shares you own. A record holder of shares may assert dissenters' rights for fewer than all of the shares of Tuscarora common stock registered in the record holder's name only if the record holder dissents with respect to all the shares of Tuscarora common stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the record holder is dissenting. If you are a beneficial owner of shares who is not the record holder, you may assert your dissenters' rights with respect to shares held on your behalf if you submit to Tuscarora no later than the time of assertion of dissenters' rights the written consent of the record holder. If you are a beneficial owner, you may not dissent with respect to less than all of the shares of Tuscarora common stock beneficially owned by you, whether or not such shares are registered in your name.

     NOTICE TO DEMAND PAYMENT

     If the merger is approved at the special meeting, Tuscarora will mail a notice to all dissenters who filed notice of intention to dissent and who did not vote in favor of the merger. The notice will state where and when a demand for payment must be sent and where certificates for shares must be deposited in order to obtain payment. The notice will be accompanied by a copy of Subchapter D and a form for demanding payment. This form will include a request for certification of the date that beneficial ownership of the dissenting shares was acquired by the shareholder or the person on whose behalf the shareholder dissents. The time set for the receipt of demands and the deposit of certificates will no be less than 30 days from the mailing of the notice. Failure by you as a dissenting shareholder to timely demand payment or timely deposit certificates as required by the notice will cause you to lose all right to receive payment of the fair value of your shares. If the merger has not been completed within 60 days after the date set for demanding payment and depositing certificates, Tuscarora will return any certificates that have been deposited. Tuscarora, however, may at any later time send a new notice regarding demand for payment and deposit of certificates.

         PAYMENT OF FAIR VALUE OF SHARES

     Promptly after the merger, or upon timely receipt of demand for payment if the merger has already been completed, Tuscarora will either:

     o remit to dissenters who have made demand and deposited their certificates the amount Tuscarora estimates to be the fair value of their shares, or

     o    give written notice that no remittance will be made.

     The remittance or notice will be accompanied by:

     o the closing balance sheet and statement of income of Tuscarora for a fiscal year ending not more than 16 months prior to the date of the remittance or notice together with the latest available interim financial statements'

     o    a statement of Tuscarora's estimate of the fair value of the shares;

     o a notice of the right of the dissenting shareholder to demand payment or supplemental payment, as the case may be; and

     o    a copy of Subchapter D.

     If Tuscarora does not remit the amount of its estimate of the fair value of the shares, it will return all certificates that have been deposited and may make a notation on them that a demand for payment has been made.

     ESTIMATE BY YOU OF FAIR VALUE OF SHARES

     If you, as a dissenting shareholder, believe that the amount estimated by Tuscarora and not remitted to you or the amount paid by Tuscarora to you for your shares is less than their fair value, you may send to Tuscarora your own estimate of the fair value. This will be deemed a demand for payment of the amount or the deficiency. If you do not file your own estimate of fair value within 30 days after the mailing of Tuscarora's notice or remittance, you will only be entitled to the amount stated in the notice or remitted to you by Tuscarora.

     VALUATION PROCEEDINGS

     Within 60 days after the latest of (i) the effective date of the merger,
(ii) timely receipt of any demands for payment, or (iii) timely receipt of any shareholder estimates of fair value, if any demands for payment remain unsettled, Tuscarora may file in court an application for relief requesting that the fair value of the shares be determined by the court. If your demands have not been settled, you will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of your shares is found to exceed the amount, if any, previously remitted, plus interest. If Tuscarora fails to file an application within the 60-day period and you have not settled your claim, you may file an application in Tuscarora's name within 30 days after the expiration of the 60-day period. If no dissenter files an application within this 30-day period and you have not settled your claim, you will be paid no more than Tuscarora's estimate of the fair value of your shares and may bring an action to recover any amount not previously remitted.

     COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     The costs and expenses of any valuation proceedings, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against Tuscarora. The court may, however, apportion and assess any part of such costs and expenses against all or some of the dissenters whose action in demanding supplemental payment is found by the court to be in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the dissenters against Tuscarora if Tuscarora fails to comply substantially with Subchapter D or acts in bad faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters and should not be assessed against Tuscarora, it may award to reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

     OTHER

     You should be aware that certain courts have disagreed as to whether dissenters' rights are the exclusive remedy available to a shareholder who is opposed to a corporate transaction, such as the merger. You should note that
Section 1572 of the PBCL defines "fair value" as: The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action. In view of the complexities of these provisions of the PBCL, if you are considering dissenting from the merger, you should consult your own counsel.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The exchange of your common stock for cash pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any Tuscarora shareholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Tuscarora common stock will recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of Tuscarora will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the stockholder's tax basis in the Tuscarora common stock exchanged by such stockholder for cash pursuant to the merger. Gain or loss must be determined separately for each block of Tuscarora common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Tuscarora common stock acquired by the stockholder at the same time and price.

     Gain or loss recognized by the stockholder exchanging his or her Tuscarora common stock for cash pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such common stock is a capital asset in the hands of the stockholder. If the Tuscarora common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an individual stockholder generally will be subject to tax at the top marginal rate applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by a corporate stockholder generally will be subject to tax at a maximum rate of 35%.

     Neither SCA Packaging nor Tuscarora has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Tuscarora's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Tuscarora's shareholders with respect to any of the tax effects of the merger to shareholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.


REGULATORY APPROVALS

     U.S. ANTITRUST

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, the proposed merger may not be completed until notifications have been given, required information has been furnished to the Federal Trade Commission and the specified waiting period has expired. On , each of SCA Packaging and Tuscarora made filings with the Federal Trade Commission and the applicable waiting period is expected to expire on unless a request for further information is received from the Commission.

     At any time before or after the consummation of the merger, the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Tuscarora and SCA Packaging. At any time before or after the consummation of the merger, and notwithstanding that the Hart-Scott-Rodino Antitrust Improvements Act waiting period has expired, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. This action could include seeking to enjoin the consummation of the merger or seeking divestiture of Tuscarora or businesses of Tuscarora or SCA Packaging.

     Regulatory filings will be made with the regulatory authorities in the United Kingdom and Ireland.

INTERESTS OF TUSCARORA EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the merger, you should be aware that certain executive officers and members of the Board of Directors of Tuscarora have interests in the merger that are different from, or in addition to yours. The Board was aware of these interests and considered them when approving the merger and recommending it to you. These interests are described below.


EMPLOYMENT AGREEMENTS

     In connection with the signing of the Merger Agreement, Tuscarora entered into employment agreements with John P. O'Leary, Jr., the current President and Chief Executive Officer of Tuscarora, David C. O'Leary, the current Senior Vice President and Chief Operating Officer and Brian C. Mullins, the current Senior Vice President, Chief Financial Officer and Treasurer of Tuscarora (each of whom is referred to in this section as "Employee").

     The terms of John O'Leary's and David O'Leary's employment agreements begin on the effective date of the merger and expire 36 months from that date (the "Term") unless terminated earlier. The term of Brian Mullins' employment agreement will run for 24 months from the effective date of the merger (the "Term") unless terminated earlier.

     Under each agreement, Employee will be a full time employee of Tuscarora and will be compensated as such, including salary, bonuses and stock options, in the ordinary course. In addition, each Employee will be entitled to receive a stay bonus if he remains in the employ of the company through the end of the Term. The stay bonus will be an amount equal to 30 times the sum of:

     o   the then current monthly salary under the employment agreement, and

     o the sum of the bonuses paid to the Employee for the two fiscal years immediately preceding the date of the employee's termination divided by 24, but in any event not less than $1,191,000 in the case of John O'Leary, $821,130 in the case of David O'Leary and $700,380 in the case of Brian Mullins.

     Each employment agreement may be terminated by Tuscarora in the event of "disability," for "good cause" or without cause, each as defined in the agreement. Employee, in each case, may terminate the employment agreement for "good reason" as defined in the agreement or without good reason. If an agreement is terminated by Tuscarora due to "disability" the full amount of the stay bonus will be payable. If an agreement is terminated by Tuscarora without cause, or if an Employee terminates an agreement for "good reason," the Employee will be entitled to receive the stay bonus and, in the case of John P. O'Leary and David C. O'Leary but not in the case of Brian C. Mullins, 50% of his salary for the remainder of the Term. If Employee is terminated by Tuscarora for "good cause," he will not be entitled to receive the stay bonus or any part of his salary for the remainder of the Term. If John O'Leary or David O'Leary terminates his employment without "good reason", he will be entitled to receive the stay bonus as follows:

     o none of it if he terminates at any time prior to twelve months from the commencement of the agreement;

     o 1/3 of it if he terminates on or after twelve months from the commencement of the agreement but before twenty-four months; and

     o 2/3 of it if he terminates on or after twenty-four months from the commencement of the agreement but before thirty-six months.

     If Brian Mullins terminates his employment without good reason, he will be entitled to receive the stay bonus as follows:

     o 50% of it if he terminates on or after six months from the commencement of the agreement but before twelve months; and

     o 100% of it if he terminates on or after twelve months from the commencement of the agreement.

     Under each agreement "good cause" means the violation by Employee of a material provision of the agreement, dishonesty, fraud, gross neglect or gross misconduct on the part of the Employee that materially and adversely affects the operations or reputation of Tuscarora or Employee's conviction of a felony charge or chronic alcohol abuse or illegal drug abuse, and "good reason" means, principally, Employee having been (1) assigned duties materially inconsistent with Employee's position with Tuscarora, (2) or required to relocate to an office more than 50 miles from New Brighton, Pennsylvania or to travel to a materially greater extent than he currently travels.

     If the amount payable to an Employee under this agreement taken together with any amounts or benefits otherwise paid to him by the company or any affiliated company are an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code and would subject him to the excise tax imposed under Section 4999 of the Internal Revenue Code, certain adjustments may be made to the amounts payable under the employment agreement.

     Each Employee will be obligated to refrain from competing with the company during the period of his employment with the company and for a period of 30 months thereafter.


TREATMENT OF STOCK OPTIONS

     The Merger Agreement provides that when the merger is effective, each outstanding stock option granted under various Tuscarora stock option plans will be cancelled, whether or not vested or exercisable. Each option holder will be entitled to receive a cash payment for each cancelled option equal to the excess of $21.50 over the applicable option price. The information below reflects the amount of cash payments that would be received based on options outstanding as of January 9, 2001 by executive officers and Directors of Tuscarora.


--------------------------------------- ---------------------------------- -------------------------------
                                                                           Value of Options Cancelled in
                 Name                                 Title                          the Merger
--------------------------------------- ---------------------------------- -------------------------------
                                        President and Chief Executive
John P. O'Leary, Jr.                    Officer                                      $1,349,650
--------------------------------------- ---------------------------------- -------------------------------

                                        Senior Vice President and Chief
David C. O'Leary                        Operating Officer                              $805,025
--------------------------------------- ---------------------------------- -------------------------------

                                        Senior Vice President, Chief
Brian C. Mullins                        Financial Officer and Treasurer                $669,025
--------------------------------------- ---------------------------------- -------------------------------
Directors as a Group (other than John                                                  $255,122
O'Leary and David O'Leary)
--------------------------------------- ---------------------------------- -------------------------------
Total                                                                                $3,078,822
--------------------------------------- ---------------------------------- -------------------------------


     See "Ownership of Tuscarora" on page 27 for the amount of common stock beneficially owned by the executive officers and directors of Tuscarora.

     Certain directors who participate in the Deferred Compensation Plan for Non-employee Directors holding phantom shares units as a result of their choice to defer certain director fees will be paid $21.50 per phantom share when the merger is effective.


INDEMNIFICATION

     The Merger Agreement requires Tuscarora and SCA Packaging to provide indemnification and liability insurance arrangements for officers and Directors of Tuscarora. See "The Merger - Terms of the Merger - Covenants" on page 17 for further discussion.


                                  THE COMPANIES

TUSCARORA INCORPORATED

     Tuscarora was incorporated in 1962.

     Tuscarora designs and manufactures protective packaging and material handling solutions for a wide range of manufactured products utilizing a variety of materials. Tuscarora also supplies customers with molded foam plastic components for a growing number of industrial and consumer product applications.

     Complex packaging requirements are engineered from material options that include molded and die-cut foam plastics, corrugated paperboard, wood, and thermoformed plastics, used singularly or in combination. Component applications requiring energy management, insulation, or flotation properties are primarily manufactured from expanded foam plastics for use in the automotive and recreational vehicles, and appliance industries.

     Tuscarora serves more than 3600 customers located in North America and Europe from 36 manufacturing facilities and nine design and testing centers regionally located throughout the United States, Mexico, Ireland and the United Kingdom. Tuscarora's major customers are in the following industries: high technology and telecommunications, automotive and recreational vehicles, consumer electronics, large and small appliances, building products and office furniture, and pharmaceuticals and specialty chemicals.

     Tuscarora's executive offices are located at 800 Fifth Avenue, New Brighton, Pennsylvania 15066 (telephone number (724)-843-8200).

SCA PACKAGING

     Svenska Cellulosa Aktiebolaget (SCA) was incorporated in 1929 as a holding company for some ten forest industry companies producing sawn goods and paper pulp in northern Sweden. Today, SCA is an integrated paper company that produces absorbent hygiene products, corrugated packaging and graphic papers, with Europe as its primary market. Based on customer needs, value-added products are produced for private consumers, institutions, industry and the retail trade. Net sales in 1999 totaled SEK 65 billion. At the beginning of 2000, the number of employees was slightly more than 34,100 in over 40 countries.

     SCA Packaging is one of three business groups of SCA; the other two are Hygiene Products and Forest Products. SCA Packaging is one of the leading European corrugated packaging companies with 203 locations in 29 countries and 190 production plants (85 integrated box plants and 94 sheet plants) and mills (11 Kraftliner and recycled paper mills) in 29 countries, mostly in Europe. SCA Packaging produces approximately 35 million boxes and trays of corrugated board every day (more than 3 billion sqm/year). The company also produces 2.52 million tons annually of containerboard (paper) in its 11 European paper mills. Kraftliner is produced from fresh wood fibers in its 2 Swedish mills and Testliner from recycled fibers in the Benelux, Denmark, Germany, Italy, Switzerland, Turkey and the United Kingdom. Containerboard is transformed into corrugated board by SCA Packaging box plants and sheet feeders or sold on the market. SCA Packaging employed some 18,000 people in 2000. Main customers are in processed and fresh foods, beverages, consumer durables and industrial products. Net sales reach SEK M 19,858 in 1999, up 32% on the previous year (SEK 15,035 M in 98), mostly due to acquisitions.

SCA Packaging's executive officers are located at Excelsiorlaan 81, B-1930 Zaventem, Belgium. The telephone number is +32-2-718-3711.


                             OWNERSHIP OF TUSCARORA

     The following tables contain information about the beneficial ownership of the Tuscarora common stock as of January 9, 2001:

     o each person known to us to own beneficially more than 5% of the outstanding shares of Tuscarora;

     o the Chief Executive Officer and two other executive officers of Tuscarora;

     o   each director of Tuscarora; and

     o   all Directors and executive officers of Tuscarora as a group.

     To our knowledge, all persons listed below have sole voting and investment power over their shares of common stock, unless otherwise indicated.


---------------------------------------------- -------------------------------------------------------------------
                                                           Beneficial Ownership of Common Stock
---------------------------------------------- -------------------------------------------------------------------
          Name of Beneficial Owner                   Number of Shares                     % of Class
---------------------------------------------- ----------------------------- -------------------------------------
David I. Cohen (1)(3)                                      10,558                             .11%
---------------------------------------------- ----------------------------- -------------------------------------
Abe Farkas (1)(3)(4)(5)                                   439,100                            4.72%
---------------------------------------------- ----------------------------- -------------------------------------
Karen L. Farkas (1)(3)                                     23,000                             .25%
---------------------------------------------- ----------------------------- -------------------------------------
Robert W. Kampmeinert (1)(4)(6)(7)                         23,000                             .25%
---------------------------------------------- ----------------------------- -------------------------------------
Jeffery L. Leininger (1)                                    3,500                             .04%
---------------------------------------------- ----------------------------- -------------------------------------
Brian C. Mullins (1)(2)(4)                                 74,894                             .80%
---------------------------------------------- ----------------------------- -------------------------------------
David C. O'Leary (1)(2)(3)(4)(6)                          189,577                            2.04%
---------------------------------------------- ----------------------------- -------------------------------------
John P. O'Leary, Jr. (1)(2)(3)(4)(6)(8)                   327,382                            3.52%
---------------------------------------------- ----------------------------- -------------------------------------
Harold F. Reed, Jr. (1)(3)(4)                              76,450                             .82%
---------------------------------------------- ----------------------------- -------------------------------------
Thomas P. Woolaway (1)(3)(4)                              248,136                            2.67%
---------------------------------------------- ----------------------------- -------------------------------------
All Directors and executive officers of the
company as a group (10 persons) (1)                     1,415,597                           15.21%
---------------------------------------------- ----------------------------- -------------------------------------
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland  21202 (9)                            833,700                            8.96%
---------------------------------------------- ----------------------------- -------------------------------------

(1) Includes shares covered by vested stock options as follows: David I. Cohen, 3,500 shares; Abe Farkas, 3,500 shares; Karen L. Farkas, 3,500 shares; Robert W. Kampmeinert, 3,500 shares; Jeffery L. Leininger, 3,500 shares; Brian C. Mullins, 41,250 shares; David C. O'Leary, 35,250 shares; John P. O'Leary, Jr., 70,500 shares; Harold F. Reed, Jr., 3,500 shares and Thomas
     P. Woolaway, 3,500 shares. In computing the percentage ownership for each person and all directors and executive officers as a group, the shares covered by the stock options held by each person and the group are deemed outstanding. The table does not include stock options granted to the Company's executive officers which may become exercisable prior to October 26, 2005, depending on the stock price of the Company's Common Stock, and, accordingly, may or may not become exercisable within 60 days.

(2) Includes shares credited to their accounts under the Company's Common Stock Purchase Plan for Salaried Employees as follows: Brian C. Mullins, 1,933 shares; David C. O'Leary, 2,144 shares and John P. O'Leary, Jr., 1,762 shares.

(3) Includes shares held jointly with their spouses, as to which voting power and investment power are shared, as follows: David I. Cohen, 7,058 shares; Abe Farkas, 112,900 shares; Karen L. Farkas, 750 shares; David C. O'Leary, 30,684 shares; John P. O'Leary, Jr., 16,368 shares; Harold F. Reed, Jr., 13,500 shares and Thomas P. Woolaway, 50,051 shares.

(4) Includes shares held by their wives as follows: Abe Farkas, 93,000 shares; Robert W. Kampmeinert, 1,500 shares; Brian C. Mullins, 7,230 shares; David
     C. O'Leary, 2,796 shares; John P. O'Leary, Jr., 592 shares; Harold F. Reed, Jr., 1,500 shares and Thomas P. Woolaway, 77,139 shares. Beneficial ownership of these shares is disclaimed.

(5) Includes 198,200 shares held by the wife of Abe Farkas as trustee under trusts for children and grandchildren. Beneficial ownership of these shares is disclaimed.

(6)  Includes shares held in custodian accounts for children as follows: Robert
     W. Kampmeinert, 3,000 shares; David C. O'Leary, 15,475 shares and John P. O'Leary, Jr., 15,622 shares. Beneficial ownership of these shares is disclaimed.

(7) Includes 15,000 shares held by Parker/Hunter Incorporated. Beneficial ownership of these shares is disclaimed.

(8) Includes 120,285 shares held by the trust for the individual account defined contribution pension plans of the Company and its subsidiaries. John P. O'Leary, Jr. is a named fiduciary with respect to the trust and has sole power to direct the trustee as to the acquisition, disposition and voting of the Company's Common Stock held by the trust.

(9) T. Rowe Price Associates, Inc. ("Price Associates") is an investment advisor registered under the Investment Advisors Act of 1940. It advised the Company that the shares are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or to vote the shares. Included in the total shown are 730,000 shares (7.84% of the shares outstanding) owned by
     T. Rowe Price Small Cap Value Fund, Inc., a closed end mutual fund registered under the Investment Company Act of 1940. Price Associates advised the Company that although it is deemed to be a beneficial owner of the shares for purposes of the SEC reporting requirements, it expressly disclaims that it is, in fact, the beneficial owner of the shares.

    The information in the table does not include 305,761 shares of the Company's Common Stock held by trusts created under the Will of John P. O'Leary, Sr., co-founder and former Chief Executive Officer of the Company. The children of John P. O'Leary, Sr.: John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck, and their mother, Beverly J. O'Leary, are co-trustees of these trusts and share voting power and investment power.

    Directors Abe Farkas and Karen L. Farkas are father and daughter.

                          FUTURE SHAREHOLDER PROPOSALS

     Tuscarora intends to hold an annual meeting of shareholders in 2001 only if the merger is not completed. If an annual meeting is held in 2001, a shareholder proposal to be timely for inclusion in the proxy statement for such meeting must be received by the Secretary of Tuscarora at the address set forth on the first page of this document, by July 19, 2001. Separately, if Tuscarora doesn't receive, on or before October 2, 2001, notice of a matter or proposal intended to be presented at such annual meeting, then the persons appointed by the Board of Directors to act as proxy holders for such annual meeting will be allowed to use their discretionary voting authority with respect to such matter or proposal at such meeting.


                       WHERE YOU CAN FIND MORE INFORMATION

     Tuscarora files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 450 Fifth Avenue, N.W., Washington, D.C. 20549. Please call the SEC at 1- 800-SEC-0330 for further information on the public reference room. Our SEC filings that have been electronically filed are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at "http://www.sec.gov."

     If you are a shareholder, we may have sent you some of the documents referenced above, but you can obtain any of them through us or the SEC. You may obtain documents referenced above without charge by writing or calling us at the following addresses:

                             TUSCARORA INCORPORATED
                               Investor Relations
                                800 Fifth Avenue
                             New Brighton, PA 15066
                               Tel: (724)843-8200

     If you would like to request documents from us, please do so by March 5, 2001 to receive them before the special meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ARTICLES AMENDMENT AND THE MERGER PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 20, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE.

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER




                                   DATED AS OF

                                JANUARY 21, 2001

                                      AMONG

                             TUSCARORA INCORPORATED,

                        SCA PACKAGING INTERNATIONAL B.V.

                                       AND

                             SCA PACKAGING USA, INC.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            THE MERGER.................................................................................5

         2.01              The Merger............................................................................5

         2.02              Organizational Documents..............................................................6

         2.03              Directors and Officers................................................................6

ARTICLE III           CONVERSION OF SECURITIES AND RELATED MATTERS...............................................6

         3.01              Conversion of Capital Stock...........................................................6

         3.02              Exchange of Certificates and Cash.....................................................7

         3.03              Dissenting Shares.....................................................................8

         3.04              Tuscarora Stock Options, Phantom Shares and Tuscarora Common Stock Purchase Plan......8

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF TUSCARORA................................................9

         4.01              Corporate Existence and Power.........................................................9

         4.02              Corporate Authorization...............................................................9

         4.03              Governmental Authorization...........................................................10

         4.04              Non-Contravention....................................................................10

         4.05              Capitalization.......................................................................10

         4.06              Subsidiaries.........................................................................11

         4.07              Tuscarora SEC Documents..............................................................11

         4.08              Financial Statements; No Material Undisclosed Liabilities............................12

         4.09              Proxy Statement......................................................................12

         4.10              Absence of Certain Changes...........................................................13

         4.11              Litigation...........................................................................13

         4.12              Taxes................................................................................13

         4.13              Employee Benefits....................................................................13

         4.14              Compliance with Laws; Licenses, Permits and Registrations............................15

         4.15              Title to Properties..................................................................15

         4.16              Intellectual Property................................................................16

         4.17              Environmental Matters................................................................16

         4.18              Finders' Fees; Opinions of Financial Advisor.........................................17

         4.19              Required Vote; Board Approval........................................................17

         4.20              State Takeover Statutes; Rights Agreement............................................18

         4.21              Labor Matters........................................................................18

         4.22              Year 2000............................................................................18

         4.23              Certain Contracts....................................................................19

                                                                                                               PAGE
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF SCA PACKAGING...........................................19

         5.01              Corporate Existence and Power........................................................19

         5.02              Corporate Authorization..............................................................19

         5.03              Governmental Authorization...........................................................19

         5.04              Non-Contravention....................................................................20

         5.05              Litigation...........................................................................20

         5.06              Proxy Statement......................................................................20

         5.07              Finders' Fees........................................................................20

ARTICLE VI            COVENANTS OF TUSCARORA....................................................................20

         6.01              Tuscarora Interim Operations.........................................................20

         6.02              Shareholder Meeting..................................................................23

         6.03              Acquisition Proposals; Board Recommendation..........................................23

ARTICLE VII           COVENANTS OF SCA PACKAGING................................................................25

         7.01              Director and Officer Liability.......................................................25

         7.02              Conduct of SCA Acquisition...........................................................26

ARTICLE VIII          COVENANTS OF SCA PACKAGING AND TUSCARORA..................................................26

         8.01              Reasonable Best Efforts..............................................................26

         8.02              Certain Filings; Cooperation in Receipt of Consents..................................26

         8.03              Public Announcements.................................................................27

         8.04              Access to Information; Notification of Certain Matters...............................27

         8.05              Further Assurances...................................................................28

         8.06              Confidentiality......................................................................28

         8.07              Legal Opinion........................................................................28

         8.08              Employment Continuation Agreements...................................................28

ARTICLE IX            CONDITIONS TO THE MERGER..................................................................28

         9.01              Conditions to the Obligations of Each Party..........................................28

         9.02              Conditions to the Obligations of Tuscarora...........................................29

         9.03              Conditions to the Obligations of SCA Packaging and SCA Acquisition...................29

ARTICLE X             TERMINATION...............................................................................30

         10.01             Termination..........................................................................30

         10.02             Effect of Termination................................................................31

         10.03             Fees and Expenses....................................................................31

                                                                                                               PAGE

ARTICLE XI            MISCELLANEOUS.............................................................................32

         11.01             Notices..............................................................................32

         11.02             Survival of Representations, Warranties and Covenants after the Effective Time.......33

         11.03             Amendments; No Waivers...............................................................33

         11.04             Successors and Assigns...............................................................33

         11.05             Governing Law........................................................................33

         11.06             Counterparts; Effectiveness; Third Party Beneficiaries...............................33

         11.07             Waiver of Jury Trial.................................................................34

         11.08             Enforcement..........................................................................34

         11.09             Entire Agreement.....................................................................34



                                    EXHIBITS

Exhibit A - Opinion of Reed Smith

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of January ___, 2001 (the "Agreement"), among TUSCARORA INCORPORATED, a Pennsylvania corporation ("Tuscarora"), SCA PACKAGING INTERNATIONAL B.V., a company organized under the laws of the kingdom of the Netherlands ("SCA Packaging"), and SCA PACKAGING USA, INC., a Pennsylvania corporation and an indirect wholly-owned subsidiary of SCA Packaging's ultimate parent company ("SCA Acquisition").


                                    RECITALS

         WHEREAS, the Boards of Directors of Tuscarora and SCA Packaging each have determined that a business combination between Tuscarora and SCA Acquisition is advisable and in the best interests of their respective companies and shareholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

         WHEREAS, by resolutions duly adopted, the respective Boards of Directors of Tuscarora, SCA Packaging and SCA Acquisition have approved and adopted this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         (a) As used herein, the following terms have the following meanings:

         "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any direct or indirect purchase of 15% or more of the assets or any purchase or sale of, or tender offer or exchange offer for, 15% or more of any class of equity securities of, Tuscarora or any Tuscarora Subsidiary other than the transactions contemplated by this Agreement.

         "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Applicable Law" shall mean all applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty and in the case of Tuscarora or any Tuscarora Subsidiary any judgment or decree applicable to Tuscarora or any Tuscarora Subsidiary or any of their assets or properties.

         "Articles Amendment" means the Amendment to the Articles of Incorporation of Tuscarora, pursuant to which Tuscarora's Restated Articles of Incorporation will be amended to provide that Subchapter E of Chapter 25 of the PBCL (Sections 2541 to 2548) will not be applicable to Tuscarora.

         "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Employment Agreements" means the employment agreements between Tuscarora and John P. O'Leary, Jr., between Tuscarora and David C. O'Leary and between Tuscarora and Brian C. Mullins, and entered into contemporaneously herewith and dated January ___, 2001.

         "Employment Continuation Agreements" means the employment agreements to be offered by Tuscarora to certain officers of Tuscarora in substantially the form included as Exhibit 6.01A to the Tuscarora Disclosure Schedule.

         "Environmental Law" means any Applicable Law of any Governmental Entity relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any pollutant, contaminant or Hazardous Material.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Entity.

         "Knowledge" means, with respect to the matter in question, that any of the executive officers of Tuscarora, SCA Packaging or SCA Acquisition, as the case may be, has actual knowledge of such matter after due inquiry. For purposes hereof, the executive officers of Tuscarora shall be John P. O'Leary, Jr., David
C. O'Leary and Brian C. Mullins and the executive officers of SCA Packaging and SCA Acquisition shall be Colin Williams, Gunnar Haglund and Mikael Schmidt.

         "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business with respect to amounts not yet due and payable or being contested in good faith.

         "Material Adverse Effect" means a material adverse effect on the assets, properties, financial condition, business or results of operations of a Person and its Subsidiaries, taken as a whole, arising out of any event or development, but shall exclude any material adverse effect arising out of any event or development relating to (i) U.S. or global economic or industry conditions, (ii) changes in U.S. or global financial markets or conditions,
(iii) any generally applicable change in law, rule or regulation or GAAP or interpretation of any thereof, and/or (iv) the announcement of this Agreement or the transactions contemplated hereby. "Tuscarora Material Adverse Effect" means a Material Adverse Effect in respect of Tuscarora and "SCA Packaging Material Adverse Effect" means a Material Adverse Effect in respect of SCA Packaging.

         "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

         "Proxy Statement" means the proxy statement relating to the Tuscarora Shareholder Meeting, together with any amendments or supplements thereto and including any information incorporated by reference therein.

         "Rights" means all rights issued under the Rights Agreement.

         "Rights Agreement" means the Rights Agreement dated August 17, 1998, between Tuscarora and ChaseMellon Shareholder Services, LLC, as amended effective contemporaneously with the execution and delivery of this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Significant Subsidiary" means any Subsidiary that constitutes a "significant subsidiary" of such Person within the meaning of Rule 1-02 of Regulation S-X of the Exchange Act.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person.

         "Superior Proposal" means a bona fide, written Acquisition Proposal for at least a majority of the outstanding Tuscarora Common Shares that is on terms that a majority of Tuscarora's Board of Directors determines in good faith (after consultation with an investment bank of nationally recognized reputation and Tuscarora's outside counsel): (i) would result in a transaction that is more favorable to Tuscarora's shareholders (in their capacities as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby (after giving effect to any revised proposal made by or on behalf of SCA Packaging prior to the end of the five-Business-Day-period referred to in Section 6.03(d)); and (ii) is reasonably capable of being completed.

         "Tax" or "Taxes" means all federal, state, county, local or foreign taxes (including, but not limited to, withholding taxes), assessments, fees, imports, levies and other governmental charges, and any related interest and penalties of Tuscarora or any of the Tuscarora Subsidiaries.

         "Tax Return" means any report, return or other information required to be supplied to any taxing authority with respect to Taxes, or maintained by Tuscarora or any of the Tuscarora Subsidiaries.

         "Third Party Acquisition Event" means (i) the consummation of an Acquisition Proposal involving the purchase of a majority of either the equity securities of Tuscarora or of the consolidated assets of Tuscarora and the Tuscarora Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted an Acquisition Proposal or (ii) the entering into by Tuscarora or any of the Tuscarora Subsidiaries of a definitive agreement with respect to any such transaction.

         "Tuscarora Balance Sheet" means Tuscarora's consolidated balance sheet included in the Tuscarora 10-K relating to its fiscal year ended on August 31, 2000.

         "Tuscarora Common Share" means one share of common stock, without par value of Tuscarora, and "Tuscarora Common Shares" means more than one share of common stock, without par value, of Tuscarora.

         "Tuscarora SEC Documents" means (i) the annual reports on Form 10-K of Tuscarora (the "Tuscarora 10-Ks") for the fiscal years ended August 31, 1998, August 31, 1999 and August 31, 2000, (ii) the quarterly reports on Form 10-Q of Tuscarora (the "Tuscarora 10-Qs") for the fiscal quarters ended in November, February and May of fiscal years 1998, 1999 and 2000, and for the fiscal quarter ended in November of fiscal year 2001, (iii) Tuscarora's proxy or information statements relating to meetings of, or actions taken without a meeting by, the Tuscarora shareholders held since August 31, 1998 and (iv) all other reports, filings, registration statements and other documents filed by Tuscarora with the SEC since August 31, 1998.

         "Tuscarora Subsidiary" means any Subsidiary of Tuscarora.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


Terms                                            Section
-----                                            -------

Agreement                                        Preamble
Articles of Merger                               2.01(b)
Business Restrictions                            4.23
Cash Payment                                     3.04
CERCLA                                           4.17(d)
Certificates                                     3.02(a)
Closing                                          2.01(d)
COBRA                                            4.13(f)
Computer Equipment                               4.22(a)
Department of State                              2.01(b)
Deutsche Banc                                    5.07
Dissenting Shares                                3.03(a)
Dissenting Shareholder                           3.03(a)
Effective Time                                   2.01(b)
End Date                                         10.01(b)(i)
Environmental Laws                               4.17(b)
ERISA                                            4.13(a)
ERISA Affiliate                                  4.13(a)
Exchange Agent                                   3.02(a)
Exchange Fund                                    3.02(a)
GAAP                                             4.08(a)
HSR Act                                          4.03
Indemnified Parties                              7.01(b)
Indemnifying Party                               7.01(b)
Merger                                           2.01(a)
Merger Consideration                             3.01(b)
Multiemployer Plan                               4.13(b)
Options                                          3.04
Order                                            4.11

Terms                                            Section
-----                                            -------

Parker/Hunter                                    4.18
Phantom Shares                                   3.04
Reimbursable Expenses                            10.03(b)
Release                                          4.17(b)
Retirement Plan                                  4.13(b)
Rights                                           Definitions
Rights Agreement                                 Definitions
SCA Acquisition                                  Preamble
SCA Acquisition Common Share                     3.01(a)
SCA Packaging                                    Preamble
SCA Packaging Breach Fee                         10.03(d)
Surviving Corporation                            2.01(a)
Termination Fee                                  10.03(c)
Third Party Acquisition Event                    10.03(c)
Tuscarora                                        Preamble
Tuscarora Breach Fee                             10.03(d)
Tuscarora Disclosure Schedule                    Article IV
Tuscarora Employee Plans                         4.13(a)
Tuscarora Intellectual Property                  4.16
Tuscarora Material Adverse Effect                Definitions
Tuscarora Option                                 3.04
Tuscarora Permits                                4.14(b)
Tuscarora Preferred Stock                        4.05
Tuscarora Recommendation                         6.02
Tuscarora Returns                                4.12
Tuscarora Securities                             4.05(b)
Tuscarora Shareholder Approval                   4.19(a)
Tuscarora Shareholder Meeting                    6.02
Tuscarora Stock Option Plans                     3.04
Tuscarora 10-Ks                                  Definitions
Tuscarora 10-Qs                                  Definitions
Y2K                                              4.22(a)


                                   ARTICLE II

                                   THE MERGER

         2.01 THE MERGER.

         (a) At the Effective Time, SCA Acquisition shall be merged (the "Merger") with and into Tuscarora in accordance with the terms and conditions of this Agreement and of the PBCL, at which time the separate existence of SCA Acquisition shall cease and Tuscarora shall continue its existence. In its capacity as the corporation surviving the Merger, this Agreement sometimes refers to Tuscarora as the "Surviving Corporation".

         (b) As soon as practicable after satisfaction or, to the extent permitted hereby, waiver of all conditions to the Merger set forth herein, Tuscarora and SCA Acquisition shall file articles of merger (the

"Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania (the "Department of State") and make all other filings or recordings required by the PBCL in connection with the Merger. The "Effective Time" shall be the date and time that the Articles of Merger are filed with the Department of State (unless otherwise agreed upon by the parties and specified in the Articles of Merger, in which case, subject to Section 1928 of the PBCL, the Effective Time shall be the date and time so specified).

         (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 1929 of the PBCL.

         (d) The closing of the Merger (the "Closing") shall be held at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (or such other place as agreed by the parties), on a date and time to be specified by the parties, which shall be no later than 10:00 a.m., New York time, on the first Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article IX, unless the parties hereto agree to another date.

         2.02 ORGANIZATIONAL DOCUMENTS. The Articles of Merger shall provide that at the Effective Time (i) SCA Acquisition's articles of incorporation in effect immediately prior to the Effective Time shall be the Surviving Corporation's articles of incorporation, provided that the Surviving Corporation shall change its name to Tuscarora Incorporated and (ii) SCA Acquisition's bylaws in effect immediately prior to the Effective Time shall be the Surviving Corporation's bylaws, in each case until amended in accordance with applicable law.

         2.03 DIRECTORS AND OFFICERS. From and after the Effective Time (until duly removed or until successors are duly elected or appointed and qualified),
(i) SCA Acquisition's directors at the Effective Time shall be the Surviving Corporation's directors and (ii) subject to the Employment Agreements, and to the extent accepted, the Employment Continuation Agreements, Tuscarora's officers immediately prior to the Effective Time shall be the Surviving Corporation's officers.


                                  ARTICLE III

                  CONVERSION OF SECURITIES AND RELATED MATTERS

         3.01 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Each share of common stock, without par value per share, of SCA Acquisition (each, a "SCA Acquisition Common Share") outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, without par value per share, of the Surviving Corporation.

         (b) Subject to Section 3.03, each Tuscarora Common Share and associated Right outstanding immediately prior to the Effective Time shall be converted into the right to receive $21.50 per share in cash (the "Merger Consideration") payable without interest to the holder of such share upon surrender of the certificates that formerly evidenced such Tuscarora Common Share in the manner provided in Section 3.02. Each such Tuscarora Common Share at the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Tuscarora Common Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration per share, upon surrender of such certificate in accordance with Section 3.02, without interest.

         (c) Each Tuscarora Common Share held by Tuscarora as treasury stock or owned by SCA Packaging or any SCA Packaging Subsidiary immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no payment shall be delivered in exchange thereof.

         3.02 EXCHANGE OF CERTIFICATES AND CASH.

         (a) Exchange Agent. Prior to the Effective Time, SCA Packaging shall appoint a bank or trust company reasonably acceptable to Tuscarora as an agent (the "Exchange Agent") for the benefit of holders of Tuscarora Common Shares for the purpose of exchanging, pursuant to this Article III, certificates ("Certificates") that immediately prior to the Effective Time represented outstanding Tuscarora Common Shares which were converted into the right to receive the Merger Consideration. SCA Packaging will make available to the Surviving Corporation for deposit with the Exchange Agent, as needed, the Merger Consideration to be paid in respect of Tuscarora Common Shares pursuant to this
Article III (the "Exchange Fund"), and except as contemplated by Section 3.02(e) or Section 3.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As promptly as practicable after the Effective Time, SCA Packaging shall cause the Surviving Corporation to send, or will cause the Exchange Agent to send, to each holder of record of a Certificate or Certificates a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent), for use in the exchange contemplated by this Section 3.02. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration as provided in this Article III in respect of the Tuscarora Common Shares represented by such Certificate (after giving effect to any required withholding tax). Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as provided in this Article III. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by SCA Packaging or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as SCA Packaging or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration as contemplated by this Article III.

         (c) No Further Ownership Rights in Tuscarora Common Shares. All cash paid out upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Tuscarora Common Shares represented thereby, and, as of the Effective Time, the stock transfer books of Tuscarora shall be closed and there shall be no further registration of transfers on Tuscarora's stock transfer books of Tuscarora Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.02.

         (d) Return of Merger Consideration. Upon demand by SCA Packaging, the Exchange Agent shall deliver to SCA Packaging or the Surviving Corporation, as designated by SCA Packaging, any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 3.02 that remains undistributed to holders of Tuscarora Common Shares one hundred and eighty (180) days after the Effective Time. Holders of Certificates who have not complied with this Section 3.02 prior to such demand shall thereafter look only to the Surviving Corporation for payment of any claim to the Merger Consideration.

         (e) No Liability. None of SCA Packaging, SCA Acquisition, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Tuscarora Common Shares (or dividends or distributions with respect thereto) for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by any holder of Tuscarora Common Shares immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable laws, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

         (f) Withholding Rights. Each of the Surviving Corporation and SCA Packaging shall be entitled to deduct and withhold from the Merger Consideration, otherwise payable hereunder to any Person, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Surviving Corporation or SCA Packaging so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Tuscarora Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation or SCA Packaging, as the case may be.


         3.03 DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding Tuscarora Common Shares ("Dissenting Shares") held by a Dissenting Shareholder (as defined below) shall not be converted into the Merger Consideration but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the PBCL; provided, however, that each Tuscarora Common Share outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who, after the Effective Time, loses or fails to perfect or withdraws his or her right of appraisal, pursuant to the PBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without any interest or dividends, if any, thereon. As used in this Agreement, the term "Dissenting Shareholder" means any record holder or beneficial owner of Tuscarora Common Shares who complies with all provisions of the PBCL (including the provisions of Sections 1571 through 1580 of the PBCL) concerning the right of holders of Tuscarora Common Shares to dissent from the Merger and demand fair value for their shares in accordance with the PBCL.

         (b) Tuscarora shall give SCA Packaging (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the PBCL received by Tuscarora, withdrawals of such demands, and any other instruments served pursuant to the PBCL and received by Tuscarora and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the PBCL. Tuscarora shall not, except with the prior written consent of SCA Packaging, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

         3.04 TUSCARORA STOCK OPTIONS, PHANTOM SHARES AND TUSCARORA COMMON STOCK PURCHASE PLAN. Simultaneously with the execution of this Agreement, the Board of Directors of Tuscarora (or, if appropriate, any committee thereof) has adopted appropriate resolutions, and Tuscarora hereby agrees to take all other actions necessary after the date hereof, if any, to provide (i) that each outstanding stock option (each "Tuscarora Option") heretofore granted under any of Tuscarora's stock plans, including, but not limited to, the Tuscarora Incorporated 1989 Stock Incentive Plan, as amended, and the Tuscarora Incorporated 1997 Stock Incentive Plan (collectively, the "Tuscarora Stock Option Plans"), whether or not then vested or exercisable, shall, at the Effective Time, be canceled, and each holder thereof shall be entitled to receive a payment in cash equal to the product of (y) the number of Tuscarora Common Shares subject to such Tuscarora Option and (z) the excess, if any, of the Merger Consideration for Tuscarora Common Shares over the exercise price per share subject to such Tuscarora Option, (ii) that each phantom share unit ("Phantom Share") held for a director or former director under Tuscarora's Deferred Compensation Plan for Non-Employee Directors shall, at the Effective Time, be canceled and that each director or former director be entitled to receive a payment in cash equal to the product of
(y) the number of Phantom Shares held by such owner and (z) the Merger Consideration, and (iii) that each fractional share of Tuscarora Common Share held in Tuscarora's Common Stock Purchase Plan shall, at the Effective Time, be cancelled and that each owner of such fractional share interests shall be entitled to receive a payment in cash equal to the product of (y) the fractional shares held and (z) the Merger Consideration (subject in each case ((i), (ii) or (iii)) to any applicable withholding taxes, the "Cash Payment"). As provided herein, the Tuscarora Stock Option Plans and any feature of any benefit plan or other plan, program or arrangement providing for the issuance or grant of any interest or credit in respect of the capital stock of Tuscarora or any Subsidiary shall terminate as of the Effective Time. Tuscarora will take all steps necessary to ensure that none of Tuscarora or any of its Subsidiaries is or will be bound by any Tuscarora Options, Phantom Shares, other options, warrants, rights or agreements (collectively, an "Option") which would entitle any person to acquire any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof (except for Cash Payments to be made as provided in this Section) and to cause such Options to be canceled or cause the holders of such Options to agree to such cancellation thereof as provided herein.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF TUSCARORA

         Except as disclosed in the Tuscarora SEC Documents filed with the SEC by Tuscarora prior to the execution and delivery of this Agreement or in the Tuscarora Disclosure Schedule delivered to SCA Packaging and SCA Acquisition prior to the execution and delivery of this Agreement (the "Tuscarora Disclosure Schedule") (it being understood any such disclosure shall apply to all applicable representations and warranties, regardless of whether a specific Section of this Agreement is specified but only to the extent it is reasonably clear from the content of such disclosure that it relates to such representations and warranties), Tuscarora represents and warrants to SCA Packaging that:

         4.01 CORPORATE EXISTENCE AND POWER. Tuscarora is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all corporate power and authority required to own, operate and lease its properties and to carry on its business as now conducted. Tuscarora is duly licensed, qualified or admitted to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Tuscarora Material Adverse Effect. Tuscarora has heretofore made available to SCA Packaging true and complete copies of Tuscarora's articles of incorporation and bylaws as currently in effect.

         4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Tuscarora of this Agreement and the consummation by Tuscarora of the transactions contemplated hereby are within Tuscarora's corporate powers and, except for the Tuscarora Shareholder Approval, have been duly authorized by all necessary corporate action on the part of Tuscarora and each Tuscarora Subsidiary. This

Agreement has been duly and validly executed and delivered by Tuscarora, and assuming that this Agreement constitutes the valid and binding obligation of SCA Packaging and SCA Acquisition, this Agreement constitutes a valid and binding agreement of Tuscarora, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

         4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Tuscarora of this Agreement and the consummation by Tuscarora of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of Articles of Merger in accordance with the PBCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable property transfer laws and the regulations promulgated thereunder listed in the Tuscarora Disclosure Schedule; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, prevent or materially impair the ability of Tuscarora to consummate the transactions contemplated by this Agreement or would not have a Tuscarora Material Adverse Effect.

         4.04 NON-CONTRAVENTION. The execution, delivery and performance by Tuscarora of this Agreement and the consummation by Tuscarora of the transactions contemplated hereby do not and will not (a) contravene or conflict with Tuscarora's articles of incorporation or bylaws, or (b) assuming compliance with the matters referred to in Section 4.03 and in the Tuscarora Disclosure Schedule, (i) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Tuscarora or any Tuscarora Subsidiary, (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Tuscarora or any Tuscarora Subsidiary, or to a loss of any benefit or status to which Tuscarora or any Tuscarora Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Tuscarora or any Tuscarora Subsidiary or any license, franchise, permit or other similar authorization held by Tuscarora or any Tuscarora Subsidiary, or (iii) result in the creation or imposition of any Lien on any asset of Tuscarora or any Tuscarora Subsidiary other than, in the case of each of (b)(i), (ii) and (iii), any such items that would not, individually or in the aggregate (x) have a Tuscarora Material Adverse Effect or (y) prevent or materially impair the ability of Tuscarora to consummate the transactions contemplated by this Agreement.

         4.05 CAPITALIZATION.

         (a) The authorized capital stock of Tuscarora consists solely of 50,000,000 Tuscarora Common Shares and 2,000,000 shares of Preferred Stock ("Tuscarora Preferred Stock"), without par value (of which 200,000 have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the Rights). As of December 31, 2000, not including shares held by Tuscarora or any Tuscarora Subsidiary, there were outstanding (i) 9,306,985 Tuscarora Common Shares, (ii) no shares of Tuscarora Preferred Stock,
(iii) stock options to purchase an aggregate of 1,359,375 Tuscarora Common Shares, (iv) 19,166.682 Phantom Shares and (v) 319,373 of Tuscarora Common Shares held in Tuscarora's treasury. All issued and outstanding shares of capital stock of Tuscarora are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.

         (b) As of the date hereof, except as set forth in Section 4.05(a), and for changes since December 31, 2000 resulting from the exercise of stock options described in Section 4.05(a) or in connection with the issuance of Tuscarora Common Shares by Tuscarora pursuant to elections made prior to the date hereof by employees of Tuscarora or any Tuscarora Subsidiaries, to purchase shares of Tuscarora Common Shares pursuant to Tuscarora's Common Stock Purchase Plan or any Phantom Shares acquired pursuant to Tuscarora's Deferred Compensation Plan for Non-Employee Directors, each in accordance with the provisions of such plans as in effect on the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Tuscarora, (ii) securities of Tuscarora convertible into or exchangeable for shares of capital stock or voting securities of Tuscarora, or (iii) options, warrants or other rights (including "phantom" stock rights) to acquire from Tuscarora, or any obligations of Tuscarora to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Tuscarora (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Tuscarora Securities"). There are no outstanding obligations of Tuscarora or any Tuscarora Subsidiary to repurchase, redeem or otherwise acquire any Tuscarora Securities. There are no voting trusts or other agreements or understandings to which Tuscarora or any Tuscarora Subsidiary is a party with respect to the voting of capital stock of Tuscarora.

         4.06 SUBSIDIARIES.

         (a) Each Tuscarora Subsidiary is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not have a Tuscarora Material Adverse Effect. The Tuscarora Disclosure Schedule sets forth a list of all Subsidiaries of Tuscarora and their respective jurisdictions of incorporation or organization and identifies Tuscarora's (direct or indirect) percentage equity ownership interest therein and identifies which Subsidiaries are Significant Subsidiaries.

         (b) All of the outstanding shares of capital stock of, or other ownership interests in, each Tuscarora Subsidiary has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interests, which is owned, directly or indirectly, by Tuscarora in, each of the Tuscarora Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Tuscarora or any of the Tuscarora Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the Tuscarora Subsidiaries, or (ii) options, warrants or other rights to acquire from Tuscarora or any of the Tuscarora Subsidiaries, and there is no other obligation of Tuscarora or any of the Tuscarora Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of the Tuscarora Subsidiaries, or (iii) obligations of Tuscarora or any of the Tuscarora Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of the Tuscarora Subsidiaries or any capital stock of, or other ownership interests in, any of the Tuscarora Subsidiaries.


         4.07 TUSCARORA SEC DOCUMENTS.

         (a) Tuscarora has made available to SCA Packaging the Tuscarora SEC Documents. Tuscarora has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since August 31, 1998. No Tuscarora Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

         (b) As of its filing date, each Tuscarora SEC Document complied or as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

         (c) No Tuscarora SEC Document filed pursuant to the Exchange Act contained, or will contain, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Tuscarora SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, or will contain, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


         4.08 FINANCIAL STATEMENTS; NO MATERIAL UNDISCLOSED LIABILITIES.

         (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Tuscarora included in the Tuscarora 10-Ks and the Tuscarora 10-Qs fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of Tuscarora and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and statements of cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         (b) There are no liabilities of Tuscarora or any Tuscarora Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of Tuscarora, other than:

               (i) liabilities or obligations disclosed or provided for in the Tuscarora Balance Sheet or disclosed in the notes thereto;

               (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; or

               (iii) liabilities or obligations incurred in the ordinary course of business since the date of the Tuscarora Balance Sheet that have not and would not, individually or in the aggregate, have a Tuscarora Material Adverse Effect.


         4.09 PROXY STATEMENT.

         (a) The information contained or incorporated by reference in the Proxy Statement (except for information provided by SCA Packaging or SCA Acquisition) will, at the time of the mailing thereof, and at the time of the Tuscarora Shareholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except as limited in Section 4.09(b), the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

         (b) Notwithstanding the foregoing, Tuscarora makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by SCA Packaging or SCA Acquisition.

         4.10 ABSENCE OF CERTAIN CHANGES. Since August 31, 2000, except as otherwise expressly contemplated by this Agreement, Tuscarora and the Tuscarora Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Tuscarora or any Tuscarora Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have a Tuscarora Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably expected to have a Tuscarora Material Adverse Effect, (c) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Tuscarora, other than regular semi-annual dividends not in excess of $.15 share, or (d) any change by Tuscarora in accounting principles, practices or methods.

         4.11 LITIGATION. There is no action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of Tuscarora threatened against, Tuscarora or any Tuscarora Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, has had, or if determined adversely to Tuscarora or any Tuscarora Subsidiary would be reasonably likely to have, a Tuscarora Material Adverse Effect and to the Knowledge of Tuscarora there are no facts or circumstances that would be reasonably likely to give rise to any action, suit, arbitration, or proceeding. Neither Tuscarora nor any Tuscarora Subsidiary is subject to any judgment, decree, order, writ, permit or licenses (collectively, an "Order") of any Governmental Entity, which individually or in the aggregate, is having or would be reasonably likely to have, a Tuscarora Material Adverse Effect.

         4.12 TAXES. (i) All Tax Returns, statements, reports and forms required to be filed with any taxing authority by, or with respect to, Tuscarora and the Tuscarora Subsidiaries (collectively, the "Tuscarora Returns") have been filed on a timely basis and in correct form in accordance with all applicable laws;
(ii) Tuscarora and the Tuscarora Subsidiaries have timely paid all taxes shown as due and payable on the Tuscarora Returns; (iii) the Tax Returns are true and correct in all material respects and accurately reflect the Taxes required to have been paid, except to the extent of those items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by Tuscarora or any of its Subsidiaries; (iv) Tuscarora and the Tuscarora Subsidiaries have made provision for all Taxes payable by them for which no Tuscarora Return has yet been filed; (v) the charges, accruals and reserves for taxes with respect to Tuscarora and its Subsidiaries reflected on the Tuscarora Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (vi) there is no action, suit, proceeding, audit or claim now pending or, to the Knowledge of Tuscarora, proposed against or with respect to Tuscarora or any of the Tuscarora Subsidiaries in respect to any tax where there is a reasonable possibility of a materially adverse determination; (vii) no extension of time given to Tuscarora or any of its Subsidiaries for the completion of the audit of any of the Tax Returns is in effect; (viii) neither Tuscarora nor any of its Subsidiaries is party to any agreement providing for the allocation or sharing of Taxes; (ix) neither Tuscarora nor any of the Tuscarora Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Tuscarora was the common parent; and (x) neither Tuscarora nor any of its Subsidiaries has filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as the term is defined in section 341(f)(4) of the Code) owned by Tuscarora or any of its Subsidiaries.


         4.13 EMPLOYEE BENEFITS.

         (a) Section 4.13(a) of the Tuscarora Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to, or to be offered, by Tuscarora or any ERISA Affiliate (as defined below) including, without limitation, all such plans which cover, or will cover if accepted, any employee or former employee of Tuscarora or any Tuscarora Subsidiary or any ERISA Affiliate. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to SCA Packaging together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Tuscarora Employee Plans". For purposes of this Section 4.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

         (b) Section 4.13(b) of the Tuscarora Disclosure Schedule separately identifies each Tuscarora Employee Plan that constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or any other plan subject to Title IV of ERISA (a "Retirement Plan"). No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Tuscarora Employee Plan which is a Retirement Plan, whether or not waived. All contributions, premiums and other payments required by law or any Tuscarora Employee Plan or applicable collective bargaining agreement to have been made under any Plan (without regard to any waivers granted under Section 412 of the Code) to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof, and any and all contributions, premiums and other payments with respect to compensation or service under or on account of each Tuscarora Employee Plan have been paid or have been fully reserved and provided for on the Tuscarora Balance Sheet. No condition exists and no event has occurred that would be reasonably likely to
(i) constitute grounds for termination of any Tuscarora Employee Plan which is a Retirement Plan or, (ii) with respect to any Tuscarora Employee Plan which is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA. Neither Tuscarora nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that would have a Tuscarora Material Adverse Effect. Nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Tuscarora Employee Plan has occurred that will make Tuscarora or any Tuscarora Subsidiary, or any officer or director of Tuscarora or any Tuscarora Subsidiary, subject to any liability under Title I or Title IV of ERISA or liable for any tax pursuant to
Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would have a Tuscarora Material Adverse Effect.

         (c) Each Tuscarora Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Tuscarora has furnished to SCA Packaging copies of the most recent Internal Revenue Service determination letters with respect to each such Tuscarora Employee Plan. Each Tuscarora Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Tuscarora Employee Plan, except where failure to be in such substantial compliance would not have a Tuscarora Material Adverse Effect. There are no pending, or to the Knowledge of Tuscarora threatened or anticipated claims, investigations or suits involving any of the Tuscarora Employee Plans. None of

Tuscarora or any Tuscarora Subsidiary is in material default in performing any of its contractual obligations under any of the Tuscarora Employee Plans.

         (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Tuscarora that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

         (e) Except as disclosed in writing to SCA Packaging prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Tuscarora Employee Plan which would increase materially the expense of maintaining such Tuscarora Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended August 31, 2000.

         (f) None of Tuscarora nor any Tuscarora Subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA").


         4.14 COMPLIANCE WITH LAWS; LICENSES, PERMITS AND REGISTRATIONS.

         (a) Neither Tuscarora nor any Tuscarora Subsidiary is in violation of, or has violated, any applicable provisions of any Applicable Laws, except for any such violations which, individually or in the aggregate, would not have a Tuscarora Material Adverse Effect.

         (b) Each of Tuscarora and the Tuscarora Subsidiaries has all permits, licenses, approvals, authorizations of and registrations (the "Tuscarora Permits") with and under all federal, state, local and foreign laws, and from all Governmental Entities required by Tuscarora and the Tuscarora Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such Tuscarora Permits, individually or in the aggregate, would not have a Tuscarora Material Adverse Effect. No suspension or cancellation of any of the Tuscarora Permits is pending or, to the Knowledge of Tuscarora, threatened, and Tuscarora and the Tuscarora Subsidiaries are in compliance with the terms of the Tuscarora Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Tuscarora Material Adverse Effect.

         4.15 TITLE TO PROPERTIES.

         (a) Tuscarora and each Tuscarora Subsidiary have good and marketable title to, or valid leasehold interests in, all their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that, either individually or in the aggregate, do not materially interfere with the ability of Tuscarora and each Tuscarora Subsidiary to conduct their business, taken as a whole, as currently conducted and except as would not have a Tuscarora Material Adverse Effect. All such assets and properties, other than assets and properties in which Tuscarora or any Tuscarora Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, either individually or in the aggregate, do not and will not materially interfere with the ability of Tuscarora and the Tuscarora Subsidiaries to conduct their business as currently conducted.

         (b) Except as would not, individually or in the aggregate, have a Tuscarora Material Adverse Effect, (i) Tuscarora and each Tuscarora Subsidiary are in compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) Tuscarora and each Tuscarora Subsidiary enjoy quiet and undisturbed possession under all such leases.

         4.16 INTELLECTUAL PROPERTY. Except as would not have a Tuscarora Material Adverse Effect, individually or in the aggregate, Tuscarora and the Tuscarora Subsidiaries own or have a valid license (in each case, free and clear of any Liens other than rights of licensors) to use each trademark, service mark, trade name, maskwork, invention, patent, trade secret, copyright, know-how, computer software programs or applications (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Tuscarora Intellectual Property") necessary to carry on the business of Tuscarora and the Tuscarora Subsidiaries, taken as a whole, as currently conducted. To the Knowledge of Tuscarora, its use of the Tuscarora Intellectual Property does not infringe on or otherwise violate the rights of any Person. Neither Tuscarora nor any Tuscarora Subsidiary has received any written notice of infringement of or challenge to, and, to the Knowledge of Tuscarora, there are no claims pending with respect to the rights of others to the use of, any Tuscarora Intellectual Property that, in any such case, individually or in the aggregate, would have a Tuscarora Material Adverse Effect.

         4.17 ENVIRONMENTAL MATTERS. Except as would not have, individually or in the aggregate, a Tuscarora Material Adverse Effect:

         (a) Each of Tuscarora and the Tuscarora Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below). Each of Tuscarora and the Tuscarora Subsidiaries is in compliance with (and has no liability under) the terms and conditions of all such licenses, permits, authorizations, approvals and consents and any applicable Environmental Law.

         (b) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Tuscarora, threatened by any Governmental Entity with respect to any alleged failure by Tuscarora or any of the Tuscarora Subsidiaries to have any license, permit, authorization, approval or consent from Governmental Entities required under any applicable Environmental Law in connection with the conduct of the business or operations of Tuscarora or any of the Tuscarora Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. Section 9601 (22) ("Release"), by Tuscarora or any of the Tuscarora Subsidiaries of any Hazardous Material, and neither Tuscarora nor any of the Tuscarora Subsidiaries is aware of any facts or circumstances which could be reasonably expected to form the basis for any such Order, complaint, penalty or investigation.

         (c) Neither Tuscarora nor any of the Tuscarora Subsidiaries nor, to the Knowledge of Tuscarora, any prior owner or lessee of any property now or previously owned or leased by Tuscarora or any of the Tuscarora Subsidiaries has handled or Released any Hazardous Material on any property now or previously owned or leased by Tuscarora or any such Subsidiary; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by Tuscarora or any such Subsidiary, during any period that Tuscarora or any of the Tuscarora Subsidiaries owned or leased such property or, to the Knowledge of Tuscarora and the Tuscarora Subsidiaries, prior thereto.

         (d) Neither Tuscarora nor any of the Tuscarora Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit, arbitration or proceeding that could be reasonably expected to lead to claims against Tuscarora or any of the Tuscarora Subsidiaries for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA").

         (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Tuscarora or any of the Tuscarora Subsidiaries, and no property now or previously owned or leased by Tuscarora or any of the Tuscarora Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

         (f) There are no Liens arising under or pursuant to any Environmental Law on any real property owned or leased by Tuscarora or any of the Tuscarora Subsidiaries, and no action of any Governmental Entity has been taken or, to the Knowledge of Tuscarora, is in process which could subject any of such properties to such Liens, and neither Tuscarora nor any of the Tuscarora Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Material at any such property owned by it in any deed to such property.

         (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Tuscarora or any of the Tuscarora Subsidiaries in relation to any property or facility now or previously owned or leased by Tuscarora or any of the Tuscarora Subsidiaries which have not been delivered to SCA Packaging prior to the execution of this Agreement.

         (h) Neither Tuscarora nor any Tuscarora Subsidiary has sold at any time any products that contain asbestos.


         4.18 FINDERS' FEES; OPINIONS OF FINANCIAL ADVISOR.

         (a) Except for Parker/Hunter Incorporated ("Parker/Hunter") there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Tuscarora or any Tuscarora Subsidiary who might be entitled to any fee or commission from SCA Packaging or SCA Acquisition or any of their Affiliates upon consummation of the transactions contemplated by this Agreement. All amounts payable to Parker/Hunter are disclosed in the engagement letter with Parker/Hunter dated September 7, 2000, a copy of which has been provided to SCA Packaging. Such engagement letter has not been modified or amended. The estimated fees and expenses incurred and to be incurred by Tuscarora for counsel, accountants, investment bankers, financial printers, experts and consultants in connection with this Agreement and the transactions pursuant to this Agreement have been disclosed to SCA Packaging by Tuscarora prior to the execution of this Agreement.

         (b) Tuscarora has received the opinion of Parker/Hunter, dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the holders of Tuscarora Common Shares (other than SCA Packaging and any SCA Acquisition) from a financial point of view.


         4.19 REQUIRED VOTE; BOARD APPROVAL.

         (a) The only vote of the holders of any class or series of capital stock of Tuscarora required by law, rule or regulation to approve the Articles Amendment, this Agreement, the Merger and/or any of the other transactions contemplated hereby is the affirmative vote (the "Tuscarora Shareholder Approval") of a majority of the votes cast by all holders of Tuscarora Common Shares entitled to vote thereon at a meeting at which a quorum is present.

         (b) Tuscarora's Board of Directors has unanimously (i) approved the Articles Amendment, this Agreement, the Merger, and the transactions contemplated hereby; (ii) directed that the Articles Amendment, this Agreement and the Merger be submitted to a vote of the shareholders entitled to vote thereon at a regular or special meeting of the shareholders; and (iii) resolved to recommend to such shareholders that they vote in favor of adopting and approving the Articles Amendment, this Agreement and the Merger in accordance with the terms hereof.


         4.20 STATE TAKEOVER STATUTES; RIGHTS AGREEMENT.

         (a) Tuscarora has taken all actions required to be taken by it in order to exempt SCA Packaging and SCA Acquisition and their Affiliates, this Agreement, the Merger and the other transactions contemplated hereby from any provisions of the PBCL which would preclude the consummation of the Merger and prevent SCA Packaging from receiving full voting control over the Tuscarora Common Shares, including but not limited to Sections 2535 through 2588, inclusive of Title 15 of the Pennsylvania Code, except for Subchapter E of Chapter 25, Control Transactions, PBCL Sections 2541 to 2548, Subchapter I of Chapter 25, PBCL Sections 2581 to 2583 and Subchapter J of Chapter 25, PBCL Sections 2585 to 2588 which apply to the transactions contemplated by this Agreement. No other "business combination" (as defined under Subchapter F of Chapter 25 of the PBCL), "control-share acquisition" (as defined under Subchapter G of Chapter 25 of the PBCL), or other anti-takeover laws or regulations enacted under state or federal laws in the United States or any charter or by-law provisions apply to this Agreement, the Merger or any of the transactions contemplated hereby.

         (b) Tuscarora has taken all action necessary to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement without payment of any consideration to the holders of the Rights and
(ii) ensure that (A) neither SCA Packaging, SCA Acquisition nor any of their Affiliates will become an Acquiring Person (as defined in the Rights Agreement) as a result of the transactions contemplated hereby and (B) neither a "Distribution Date" nor a "Share Acquisition Date" (each as defined in the Rights Agreement) shall occur by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger or the announcement or consummation of any of the other transactions contemplated by this Agreement; including, without limitation, amending the Rights Agreement to exclude the Merger from the scope of the Rights Agreement. As of the date hereof, each Right is represented by the certificate representing the associated Tuscarora Common Share and is not exercisable or transferable apart from the associated Tuscarora Common Share.

         4.21 LABOR MATTERS. Neither Tuscarora nor any Tuscarora Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor organization, nor is Tuscarora or any Tuscarora Subsidiary the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or, to the Knowledge of Tuscarora, threatened.

         4.22 YEAR 2000.

         (a) Other than exceptions that would not, individually or in the aggregate, be reasonably likely to have a Tuscarora Material Adverse Effect, all of Tuscarora's (A) computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems and (B) equipment containing embedded microchips (including systems and equipment supplied by others) used or relied on by Tuscarora ("Computer Equipment") is currently operating properly and as intended, and none has been subject to any problems or has been rendered inoperable or non-functional in any respect by the change-of-year date from 1999 to 2000 ("Y2K").

         (b) Neither Tuscarora nor any Tuscarora Subsidiary now is or has been involved in any dispute with any third party alleging that the operation of any Computer Equipment has been interrupted or impaired in any way by the failure of the Computer Equipment to process information correctly because of Y2K.

         4.23 CERTAIN CONTRACTS. As of the date hereof, neither Tuscarora nor any Tuscarora Subsidiary is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or
(ii) any material agreement that restricts the ability of Tuscarora or any Tuscarora Subsidiaries or by its terms, any Affiliate of Tuscarora, to engage in any business whether by business type or geographic location. All such material contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not have a Tuscarora Material Adverse Effect. Neither Tuscarora nor any Tuscarora Subsidiary has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any such material contracts, except in each case for those violations and defaults which, individually or in the aggregate, would not have in a Tuscarora Material Adverse Effect.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SCA PACKAGING

         SCA Packaging represents and warrants to Tuscarora that:

         5.01 CORPORATE EXISTENCE AND POWER. Each of SCA Packaging and SCA Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as now conducted.

         5.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by SCA Packaging and SCA Acquisition of this Agreement and the consummation by SCA Packaging and SCA Acquisition of the transactions contemplated hereby are within the corporate powers of SCA Packaging and SCA Acquisition and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by SCA Packaging and SCA Acquisition, and, assuming that this Agreement constitutes the valid and binding obligation of Tuscarora, this Agreement constitutes a valid and binding agreement of each of SCA Packaging and SCA Acquisition, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

         5.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by SCA Packaging and SCA Acquisition of this Agreement and the consummation by SCA Packaging and SCA Acquisition of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) those set forth in clauses (a) through (e) of
Section 4.03, (b) for the filing of any pre-merger notification reports by SCA Packaging under the Applicable Laws of the United Kingdom and the Republic of Ireland, and (c) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to prevent or materially impair the ability of SCA Packaging and SCA Acquisition to consummate the transactions contemplated by this Agreement.


         5.04 NON-CONTRAVENTION. The execution, delivery and performance by SCA Packaging and SCA Acquisition of this Agreement and the consummation by SCA Packaging and SCA Acquisition of the transactions contemplated hereby do not and will not (a) contravene or conflict with the articles of incorporation or bylaws of SCA Packaging or the articles of incorporation or bylaws of SCA Acquisition,
(b) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with any Applicable Law, binding upon or applicable to SCA Packaging or any SCA Packaging Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of SCA Packaging or any SCA Packaging Subsidiary or to a loss of any benefit or status to which SCA Packaging or any SCA Packaging Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon SCA Packaging or any SCA Packaging Subsidiary other than, in the case of each of (b) and (c), any such items that would not, individually or in the aggregate, (x) have an SCA Packaging Material Adverse Effect or (y) prevent or materially impair the ability of SCA Packaging or SCA Acquisition to consummate the transactions contemplated by this Agreement.

         5.05 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of SCA Packaging threatened against, SCA Packaging or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or any Governmental Entity, which, as of the date hereof, questions the validity of this Agreement or any action to be taken by SCA Packaging in connection with the consummation of the transactions contemplated hereby or could otherwise materially prevent or delay the consummation of the transactions contemplated by this Agreement.


         5.06 PROXY STATEMENT.

         (a) The information contained or incorporated by reference in the Proxy Statement (with respect to information relating solely to SCA Packaging or SCA Acquisition) will, at the time of the mailing thereof, and at the time of the Tuscarora Shareholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) Notwithstanding the foregoing, SCA Packaging makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by Tuscarora.

         5.07 FINDERS' FEES. Except for Deutsche Banc Alex. Brown ("Deutsche Banc"), whose fees will be paid by SCA Packaging, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from SCA Packaging or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. All amounts payable to Deutsche Banc are disclosed in the engagement letter with Deutsche Banc dated January 10, 2001, a copy of which has been provided to Tuscarora. Such engagement letter has not been modified or amended.


                                   ARTICLE VI

                             COVENANTS OF TUSCARORA

         Tuscarora agrees that:

         6.01 TUSCARORA INTERIM OPERATIONS. Except as set forth in Section 6.01 of the Tuscarora Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of SCA

Packaging (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, Tuscarora shall, and shall cause each of the Tuscarora Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for Tuscarora or any Tuscarora Subsidiary to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in Section 6.01 of the Tuscarora Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior consent of SCA Packaging (which consent, other than as to subparagraphs (a), (b), (c), (e) and (f) and (l) with respect to subparagraphs (a), (b), (c), (e) and (f), shall not be unreasonably withheld or delayed), Tuscarora shall not, nor shall it permit any Tuscarora Subsidiary to:

         (a) amend its articles of incorporation or by-laws or comparable governing documents;

         (b) split, combine or reclassify any shares of capital stock of Tuscarora or any less-than-wholly-owned Tuscarora Subsidiary or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any Tuscarora Subsidiary, except (i) for regular semi-annual cash dividends (having customary record and payment dates, not in excess of $.15 per Tuscarora Common Share, or (ii) for regular dividends required to be paid in accordance with the provisions of the Subscription and Shareholder Agreement, dated as of October 10, 2000, between Hytherm (Ireland) Limited and Tuscarora;

         (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than the issuance of Tuscarora Common Shares upon exercise of Tuscarora Options outstanding on the date of this Agreement and disclosed pursuant to this Agreement or in connection with the issuance of Tuscarora Common Shares by Tuscarora pursuant to elections made prior to the date hereof by employees of Tuscarora or any Tuscarora Subsidiaries to purchase Tuscarora Common Shares pursuant to Tuscarora's Common Stock Purchase Plan or any Phantom Shares issued pursuant to Tuscarora's Deferred Compensation Plan for Non-Employee Directors, each in accordance with the provisions of such plans as in effect on the date hereof; or (ii) amend any outstanding security of Tuscarora or any Tuscarora Subsidiary;

         (d) other than in connection with transactions permitted by Section 6.01(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those incurred in the ordinary course of business and consistent with past practice of Tuscarora and the Tuscarora Subsidiaries in an aggregate amount not exceeding $3,000,000 during each sixty (60) day period from and after the date hereof (provided that to the extent that such full $3,000,000 for any sixty (60) day period shall not be incurred, then the shortfall amount may be carried forward on a rolling basis, to any subsequent sixty (60) day periods);

         (e) acquire any assets of, or any equity interest in, any Person or any business or division of any Person, in either case in excess of $1,000,000 or merge or consolidate with any Person;

         (f) sell, lease, encumber or otherwise dispose of any assets or properties, other than (i) sales of inventory in the ordinary course of business consistent with past practice (ii) sales of equipment and property no longer used in the operation of Tuscarora's business, (iii) sales of assets related to discontinued operations of Tuscarora; provided, that the aggregate book value of all items sold pursuant to clauses (ii) and (iii) shall not exceed $500,000 during each thirty (30) day period from and after the date hereof (provided that to the extent such full $500,000 for any thirty (30) day period shall not be incurred, then the shortfall amount may be carried forward on a rolling basis, to any subsequent thirty (30) day periods);

         (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Tuscarora or any Tuscarora Subsidiary or guarantee any debt securities of others, or voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money, other than (i) borrowings under Tuscarora's existing revolving credit facility for (x) working capital needs in the ordinary course of business consistent with past practices or for capital expenditures permitted by Section 6.01(d) hereof or Section 6.01(e) hereof, or (y) to fund the acquisitions set forth in Section 6.01 of the Tuscarora Disclosure Schedule and (ii) repayments of such revolving credit facility in the ordinary course of business consistent with prior practice;

         (h) (i) enter into any agreement or arrangement that limits or otherwise restricts Tuscarora, any Tuscarora Subsidiary or any of their respective Affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict Tuscarora, any Tuscarora Subsidiary, the Surviving Corporation, SCA Packaging, any SCA Packaging Subsidiary or any of their respective Affiliates, from engaging or competing in any line of business or in any location, (ii) except in the ordinary course of business, amend, modify or terminate any material contract, agreement or arrangement of Tuscarora or any Tuscarora Subsidiary or otherwise waive, release or assign any material rights, claims or benefits of Tuscarora or any Tuscarora Subsidiary thereunder, or (iii) except in the ordinary course of business, permit any material change to any pricing, marketing, purchasing or inventory practice;

         (i) (i) except as required by law or an existing agreement, increase the amount of compensation of any director, officer or employee, except for normal increases to non-officer employees consistent with past practice or make any increase in or commitment to increase any employee benefits, (ii) except as required by law, an agreement existing on the date hereof or Tuscarora severance policy as of the date hereof, grant any severance or termination pay to any director, officer or employee of Tuscarora or any Tuscarora Subsidiary, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business, make any contribution to any existing such plan or enter into any employment agreement or (iv) except as may be required by law, amend in any material respect any Tuscarora Employee Plan;

         (j) change Tuscarora's (x) methods of accounting or financial reporting in effect at August 31, 2000, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred to by its independent public accountants, (y) methods of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (z) fiscal year;

         (k) (i) settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of Tuscarora and the Tuscarora Subsidiaries, taken as a whole, or (ii) make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of Tuscarora and the Tuscarora Subsidiaries, taken as a whole; or

         (l) agree, resolve or commit to do any of the foregoing;

provided that the limitations set forth in clauses 6.01(a) through 6.01(l) shall not apply to any action, transaction or event occurring exclusively between Tuscarora and any wholly-owned Tuscarora Subsidiary or between any wholly-owned Tuscarora Subsidiaries.

         6.02 SHAREHOLDER MEETING. Tuscarora shall cause a special meeting of its shareholders (the "Tuscarora Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Tuscarora Shareholder Approval. The proposal for the adoption of the Articles Amendment at the Tuscarora Shareholder Meeting will state that it is expressly conditioned on adoption of this Agreement and the proposal for the adoption of this Agreement shall state that it is expressly conditioned on adoption of the Articles Amendment. Except in the event of a Superior Proposal or unless otherwise required by its duties as directors under Applicable Law (as determined in good faith based upon the advice of its outside legal counsel),
(i) Tuscarora's Board of Directors shall recommend approval and adoption by its shareholders of this Agreement and the Articles Amendment (the "Tuscarora Recommendation"), (ii) neither Tuscarora's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Tuscarora Recommendation in a manner adverse to SCA Packaging or take any action or make any statement inconsistent with the Tuscarora Recommendation and (iii) Tuscarora shall take all lawful action to solicit the Tuscarora Shareholder Approval.


         6.03 ACQUISITION PROPOSALS; BOARD RECOMMENDATION.

         (a) Tuscarora agrees that it shall not, nor shall it permit any Tuscarora Subsidiary to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of Tuscarora or any Tuscarora Subsidiary, directly or indirectly, to (i) solicit or initiate, the making or submission of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to any solicitation or initiation of an Acquisition Proposal, or take any other action knowingly to solicit or initiate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal,
(iii) grant any waiver or release under any standstill or similar agreement with respect to any class of Tuscarora's equity securities or amend the Rights Agreement or take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights in order to facilitate any Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (v) approve or recommend, or propose to approve or recommend, or execute or enter into, any agreement with respect to any Acquisition Proposal, other than in the manner contemplated by Section 6.03(d); provided, however, that Tuscarora may take any action(s) described in the foregoing clauses (i), (ii), (iii), (iv), or (v) in respect of any Person, in response to an unsolicited bona fide written Acquisition Proposal from a Person reasonably believed to have the financial and other capability to consummate an Acquisition Proposal if Tuscarora's Board of Directors determines in good faith either (y) that an Acquisition Proposal could reasonably result in a Superior Proposal or (z) based upon the advice of its outside legal counsel that it is otherwise required to take such action(s) in order to comply with its duties as directors under Applicable Law; provided, further, that, prior to Tuscarora taking any such action(s) in respect of such Person, such Person shall have entered into a confidentiality agreement with Tuscarora on customary terms provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the Confidentiality Agreement, then the Confidentiality Agreement will be deemed to be amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be, and Tuscarora shall provide the notice contemplated by Section 6.03(c). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of Tuscarora or any Tuscarora Subsidiary, whether or not such individual is purporting to act on behalf of Tuscarora or any Tuscarora Subsidiary or otherwise, shall be deemed to be a breach of this Section 6.03 by Tuscarora. Subject to Tuscarora's right to consider certain unsolicited written Acquisition Proposals made after the date hereof pursuant to this Section 6.03(a) (including with any person with whom Tuscarora has previously had negotiations), Tuscarora shall cease and cause to be terminated immediately all existing negotiations with any Persons conducted heretofore with respect to, or that could be reasonably expected to lead to, any Acquisition Proposal.

         (b) Unless Tuscarora's Board of Directors has previously withdrawn, or is concurrently therewith withdrawing, the Tuscarora Recommendation in accordance with Section 6.02, neither Tuscarora's Board of Directors nor any committee thereof shall recommend any Acquisition Proposal to Tuscarora shareholders. Notwithstanding the foregoing, nothing contained in this Section 6.03(b) or elsewhere in this Agreement shall prevent Tuscarora's Board of Directors from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal or making any disclosure required by Applicable Law.

         (c) Tuscarora shall notify SCA Packaging promptly (but in no event later than one business day) after receipt by Tuscarora or any Tuscarora Subsidiary (or any of their respective directors, officers, agents or advisors), of any Acquisition Proposal or any negotiations, discussions or contacts concerning, or any request for nonpublic information or for access to the properties, books or records of Tuscarora or any Tuscarora Subsidiary or any request for a waiver or release under any standstill or similar agreement, by any Person that has made an Acquisition Proposal. Such notice to SCA Packaging shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry, contact or request. Tuscarora shall keep SCA Packaging informed, on a reasonably current basis, of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal or request and the status of any negotiations or discussions.

         (d) Pursuant to the terms of Section 10.01(c)(ii) and Section 10.01(d)(ii) respectively, either SCA Packaging or Tuscarora may terminate this Agreement at any time prior to the Tuscarora Shareholder Approval if Tuscarora's Board of Directors shall have determined, (i) to approve or recommend an Acquisition Proposal after concluding that such Acquisition Proposal (y) constitutes a Superior Proposal or (z) is one that its duties as directors under Applicable Law require it to approve or recommend (as determined in good faith based upon the advice of its outside legal counsel) and (ii) to enter into a binding agreement concerning such Acquisition Proposal; provided that Tuscarora may not exercise its right to terminate under this Section 6.03(d) and Section 10.01(c)(ii) (and may not enter into a binding written agreement with respect to such an Acquisition Proposal) unless (1) Tuscarora shall have provided to SCA Packaging at least five Business Days' prior written notice that its Board of Directors has authorized and intends to terminate this Agreement pursuant to this Section 6.03(d) and Section 10.01(c)(ii), specifying the material terms and conditions of such Acquisition Proposal and providing the most current version of the agreement relating thereto, if any, and (2) SCA Packaging does not make, within five Business Days of receiving such notice, an offer such that a majority of Tuscarora's Board of Directors determines that (A) the foregoing Acquisition Proposal no longer constitutes a Superior Proposal or (B) its duties as directors no longer require it to take such action(s); provided, further, that SCA Packaging may exercise its right to terminate under this Section 6.03(d) and Section 10.01(d)(ii) at any time after receiving the notice contemplated by this Section 6.03(d). In connection with the foregoing, Tuscarora agrees that it will (x) not enter into a binding agreement with respect to such an Acquisition Proposal until at least the sixth Business Day after it has provided the notice to SCA Packaging required hereby, (y) negotiate in good faith with SCA Packaging, and consider in good faith any offer made by SCA Packaging, during that period and (z) notify SCA Packaging promptly if its intention to enter into such an agreement shall change at any time after such notification.

                                  ARTICLE VII

                           COVENANTS OF SCA PACKAGING

         SCA Packaging agrees that:

         7.01 DIRECTOR AND OFFICER LIABILITY.

         (a) SCA Packaging and the Surviving Corporation agree that the indemnification obligations set forth in Tuscarora's Restated Articles of Incorporation, as amended, and Tuscarora's By-Laws, in each case as of the date of this Agreement, shall survive the Merger and shall extend to the sixth anniversary of the Effective Time with respect to claims which may be made against the individuals who on or prior to the Effective Time were directors, officers, employees and agents of Tuscarora or the Tuscarora Subsidiaries and shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of such individuals.

         (b) To the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, Tuscarora shall indemnify and hold harmless, and, after the Effective Time, SCA Packaging shall cause the Surviving Corporation to (each, an "Indemnifying Party"), until the sixth anniversary of the Effective Time, indemnify and hold harmless, to the fullest extent permitted under Applicable Law, each present and former director or officer of Tuscarora and each Tuscarora Subsidiary and each such person who served at the request of Tuscarora or any Tuscarora Subsidiary as a director, officer, trustee, partner or fiduciary of another Person, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, trustee, partner or fiduciary in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Tuscarora or SCA Packaging and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of one counsel selected by each Indemnified Party, which one counsel shall be reasonably satisfactory to Tuscarora or to SCA Packaging and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) Tuscarora or SCA Packaging and the Surviving Corporation, as applicable, shall cooperate in the defense of any such matter; provided, however, that neither Tuscarora nor SCA Packaging or the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (c) For six years from the Effective Time, the Surviving Corporation shall provide to Tuscarora's current directors and officers liability insurance protection of the same kind and scope as that provided by Tuscarora's directors' and officers' liability insurance policies as of the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Tuscarora for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving


                                      -25

Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (d) If Tuscarora or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Tuscarora or the Surviving Corporation, as the case may be, honor the obligations set forth in this Section 7.01.

         (e) The obligations of Tuscarora, the Surviving Corporation, and SCA Packaging under this Section 7.01 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 7.01 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this
Section 7.01 applies shall be third-party beneficiaries of this Section 7.01).

         7.02 CONDUCT OF SCA ACQUISITION. SCA Packaging will take all action necessary to cause SCA Acquisition to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.


                                  ARTICLE VIII

                    COVENANTS OF SCA PACKAGING AND TUSCARORA

         The parties hereto agree that:

         8.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and Applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable; provided, however, that, for these purposes, reasonable best efforts of Tuscarora, the Surviving Corporation, SCA Packaging and/or SCA Acquisition shall not include (i) offering to pay any material consideration to receive required consents; or (ii) offering to divest to others and/or hold separate, and divesting or otherwise holding separate (including by establishing a trust or otherwise) any of their assets or businesses, or taking any other action (or otherwise agreeing to do any of the foregoing) if doing so would, individually or in the aggregate, reasonably be expected to result in a Tuscarora Material Adverse Effect or SCA Packaging Material Adverse Effect, as the case may be.

         8.02 CERTAIN FILINGS; COOPERATION IN RECEIPT OF CONSENTS.

         (a) Promptly after the date hereof, Tuscarora shall prepare and file with the SEC, the Proxy Statement and use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. Tuscarora agrees to use its reasonable best efforts, after consultation with SCA Packaging, to respond promptly to all such comments of and requests by the SEC. The Proxy Statement shall include the recommendation of the Board of Directors of Tuscarora described in Section 4.19. Tuscarora shall mail the Proxy Statement to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies.

         (b) No filing of or amendment or supplement to the Proxy Statement will be made by Tuscarora without the approval of SCA Packaging, which will not be unreasonably withheld or delayed. Tuscarora will advise SCA Packaging, promptly after receipt thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, Tuscarora or SCA Packaging discovers any event or any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of Tuscarora. Tuscarora represents that Parker/Hunter has consented to the references to its opinion in the Proxy Statement.

         (c) Tuscarora and SCA Packaging shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers (including, without limitation, consents to those agreements listed on Section
4.04 of the Tuscarora Disclosure Schedule as requiring consent) and (iii) setting a mutually acceptable date for the Tuscarora Shareholder Meeting.

         8.03 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Merger and/or the other transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with any national securities exchange or by NASDAQ or any other stock exchange applicable to SCA Packaging, will not issue any such press release or make any such public statement prior to such consultation.

         8.04 ACCESS TO INFORMATION; NOTIFICATION OF CERTAIN MATTERS.

         (a) From the date hereof until the Effective Time and subject to Applicable Law, Tuscarora shall (i) give to SCA Packaging, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Tuscarora, (ii) furnish or make available to SCA Packaging, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as SCA Packaging may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of SCA Packaging in its investigation. Any investigation pursuant to this Section 8.04(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Tuscarora. Unless otherwise required by Applicable Law, SCA Packaging will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement referred to in Section 8.06. No information or knowledge obtained in any investigation pursuant to this Section 8.04(a) shall affect or be deemed to modify any representation or warranty made by Tuscarora hereunder.

         (b) Each party hereto shall give prompt notice to each other party hereto of:

               (i) any communication received by such party from, or given by such party to, any Governmental Entity in connection with any of the transactions contemplated hereby; and

               (ii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article IV or V, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8.04(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         8.05 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Tuscarora or SCA Acquisition, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Tuscarora or SCA Acquisition, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Tuscarora acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         8.06 CONFIDENTIALITY. The Confidentiality Agreement entered into between SCA Packaging and Tuscarora dated September 6, 2000, shall remain in full force and effect according to its terms.

         8.07 LEGAL OPINION. At Closing, Tuscarora shall deliver to SCA Packaging the opinion of Reed Smith LLP, counsel to Tuscarora, substantially in the form of Exhibit A.

         8.08 EMPLOYMENT CONTINUATION AGREEMENTS. It is understood that the acceptance by any or all of the officers to be offered the Employment Continuation Agreements contemplated by Schedule 6.01(a) of the Tuscarora Disclosure Schedule shall not be a condition to the obligations of Tuscarora, SCA Packaging and SCA Acquisition to consummate the Merger and the failure of any or all of such officers to accept such Employment Continuation Agreements will not be deemed a Tuscarora Material Adverse Effect.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

         9.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Tuscarora, SCA Packaging and SCA Acquisition to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

         (a) the Tuscarora Shareholder Approval shall have been obtained;

         (b) (i) any applicable waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated and
(ii) if required by Applicable Law, the parties shall have received approval of the Merger from the relevant antitrust Governmental Entities in the United Kingdom and the Republic of Ireland; and

         (c) no Governmental Entity of competent authority or jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Order (whether temporary, preliminary or permanent), or taken any other action, which restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

         9.02 CONDITIONS TO THE OBLIGATIONS OF TUSCARORA. The obligations of Tuscarora to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

         (a) (i) SCA Packaging and SCA Acquisition each shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of SCA Packaging contained in this Agreement that are qualified by reference to a Material Adverse Effect shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time and (B) all other representations and warranties of SCA Packaging shall be true and correct when made and at and as of the Effective Time as if made at and as of such time, except for such inaccuracies as do not and are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (iii) Tuscarora shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of SCA Packaging to the foregoing effect;

         (b) The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Sections 4.03 and 5.03 which if not obtained or made (i) would render consummation of the Merger illegal or (ii) would have a Material Adverse Effect with respect to SCA Packaging or Tuscarora; and

         (c) The Employment Agreements shall have not been repudiated by SCA Packaging or SCA Acquisition.

         9.03 CONDITIONS TO THE OBLIGATIONS OF SCA PACKAGING AND SCA ACQUISITION. The obligations of SCA Packaging and SCA Acquisition to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) Tuscarora shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of Tuscarora contained in this Agreement that are qualified by reference to a Tuscarora Material Adverse Effect shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time and (B) all other representations and warranties of Tuscarora shall be true and correct when made and at and as of the Effective Time, as if made as of such time, except for such inaccuracies as do not and are not reasonably likely, individually or in the aggregate, to have a Tuscarora Material Adverse Effect, and (iii) SCA Packaging shall have received a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Tuscarora to the foregoing effect;

         (b) The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Sections 4.03 and 5.03 which if not obtained or made (i) would render consummation of the Merger illegal, or (ii) would have a Material Adverse Effect with respect to SCA Packaging or Tuscarora;

         (c) The Employment Agreements shall remain in full force and effect and shall not have been terminated, repudiated by Tuscarora or by any individual party thereto, or breached, except in the case of termination due to the death or disability of the individual party thereto;

         (d) The period for execution and perfection of statutory appraisal rights available in connection with the Merger as described in Section 3.03 shall have expired and such appraisal rights shall not have been exercised and perfected by the holders of shares of capital stock of any class or series of Tuscarora holding more than 10% of the outstanding Tuscarora Common Shares; and

         (e) Immediately following the Effective Time, no person shall have any right under any Tuscarora Stock Option Plan (or any Option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Tuscarora.

                                   ARTICLE X

                                   TERMINATION

         10.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after receipt of the Tuscarora Shareholder Approval:

         (a) by mutual written agreement of SCA Packaging and Tuscarora.

         (b) by either SCA Packaging or Tuscarora, if

               (i) the Effective Time shall not have occurred on or before July 31, 2001 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Effective Time to occur on or before the End Date;

               (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Tuscarora, SCA Packaging or SCA Acquisition from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable and, prior to such termination, the party seeking to terminate shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; or

               (iii) at the Tuscarora Shareholder Meeting (including any adjournment or postponement thereof), the Tuscarora Shareholder Approval shall not have been obtained.

         (c) by Tuscarora, (i) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of SCA Packaging or SCA Acquisition set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date (or, if capable, is not satisfied by the End Date); or (ii) as contemplated by Section 6.03(d).

         (d) by SCA Packaging, (i) if Tuscarora's Board of Directors shall have
(A) amended, modified, withdrawn, conditioned or qualified the Tuscarora Recommendation in a manner adverse to SCA Packaging and/or (B) recommended to Tuscarora's shareholders or approved any Acquisition Proposal; (ii) as contemplated by Section 6.03(d); or (iii) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Tuscarora set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date (or, if capable, is not satisfied by the End
Date).

         (e) by SCA Packaging, if shares held by Dissenting Shareholders represent 10% or more of the total shares of Tuscarora Common Shares issued and outstanding immediately prior to the Effective Time.

         10.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01 (including any such termination by way of Section 6.03(d)), this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of SCA Packaging, Tuscarora, SCA Acquisition, or any of their respective officers, directors, shareholders, agents or Affiliates, except (i) as set forth in Section 10.03, (ii) that the provisions of Sections 8.06, 10.02, 10.03, 11.01, 11.02, 11.04, 11.05, 11.07,
11.08 and 11.09 of this Agreement shall remain in full force and effect and survive any termination of this Agreement, and (iii) notwithstanding any provision of this Agreement to the contrary, none of Tuscarora, SCA Packaging or SCA Acquisition shall be relieved or released from any liabilities or damages arising out of its breach of this Agreement prior to such termination.

         10.03 FEES AND EXPENSES.

         (a) Except as set forth in this Section 10.03, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         (b) If this Agreement is terminated pursuant to Sections 10.01(b)(iii), 10.01(c)(ii), Section 10.01(d) or Section 10.01(e), Tuscarora shall reimburse SCA Packaging for its actual documented reasonable out-of-pocket expenses incurred to third parties in connection with the transactions contemplated hereby not to exceed $3 million ("Reimbursable Expenses"). If this Agreement is terminated pursuant to Section 10.01(c)(i), SCA Packaging shall reimburse Tuscarora for its Reimbursable Expenses.

         (c) If (i) (x) this Agreement is terminated by Tuscarora pursuant to
Section 10.01(c)(ii), (y) this Agreement is terminated by SCA Packaging pursuant to Section 10.01(d)(i) or 10.01(d)(ii), or (z) any person shall have made an Acquisition Proposal and thereafter this Agreement is terminated for any reason (other than the breach of this Agreement by SCA Packaging) and (ii) a Third Party Acquisition Event occurs within eighteen months after such termination, then Tuscarora shall pay (but only in the event that the transactions contemplated by the Third Party Acquisition Event are consummated) to SCA Packaging a termination fee equal to $15 million (the "Termination Fee") within one Business Day of the consummation of the transactions contemplated by the Third Party Acquisition Event. In the event that this Agreement is terminated under the circumstances set forth above in this Section 10.03(c), then except as set forth in Section 10.02 and Section 10.03(b), Tuscarora shall not have any liability pursuant to this Agreement other than to pay the Termination Fee as provided above in this Section 10.03(c).

         (d) If this Agreement is terminated by Tuscarora pursuant to Section 10.01(c)(i), and the failure to satisfy the condition specified in such Section results from a breach by SCA Packaging or SCA Acquisition (including, without limitation, SCA Packaging's or SCA Acquisition's failure to consummate the Merger notwithstanding the satisfaction or waiver of all of the conditions to its obligation to consummate the Merger), then the SCA Packaging shall pay to Tuscarora, within five Business Days of such termination, a fee (the "SCA Packaging Breach Fee") equal to $15 million. If this Agreement is terminated by SCA Packaging pursuant to Section 10.01(d)(iii) and the failure to satisfy the condition specified in such Section results from a breach by Tuscarora (including, without limitation, Tuscarora's failure to consummate the Merger notwithstanding the satisfaction or waiver of all of the conditions to its obligation to consummate the Merger), then Tuscarora shall pay to SCA Packaging, within five Business Days of such termination, a fee (the "Tuscarora Breach Fee") equal to $15 million. In the event that Tuscarora is required to pay the Tuscarora Breach Fee and SCA Packaging is also entitled to receive the Termination Fee in accordance with the terms of Section 10.03(c), then the Tuscarora Breach Fee shall be reduced to $0 (such that Tuscarora shall not pay more than $15 million in the aggregate with respect to the Breach Fee and the Termination Fee). The parties agree that any remedy or amount payable pursuant to this Section 10.03(d) shall not preclude any other remedy or amount payable hereunder and shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

         (e) Any payment of the Termination Fee, the Tuscarora Breach Fee or SCA Packaging Breach Fee pursuant to this Section 10.03 shall be made within one Business Day after termination of this Agreement (or as otherwise expressly set forth in this Agreement). Any payment of Reimbursable Expenses pursuant to this
Section 10.03 shall be made within five Business Days after written notice to Tuscarora of SCA Packaging's Reimbursable Expenses or to SCA Packaging of Tuscarora's Reimbursable Expenses, as the case may be. If Tuscarora fails to pay to SCA Packaging the Termination Fee, the Tuscarora Breach Fee or Reimbursable Expenses when due, or if SCA Packaging fails to pay Tuscarora the SCA Packaging Breach Fee or the Reimbursable Expenses when due, the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid Termination Fee, Reimbursable Expenses, Tuscarora Breach Fee or SCA Packaging Breach Fee at the prime rate published in The Wall Street Journal from the date such amounts were required to be paid to the date they are paid.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 NOTICES. Except as otherwise expressly set forth in Section 6.03(c), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to SCA Packaging or SCA Acquisition, to:

         SCA Packaging Business Group
         Excelsiorlaan 81
         B-1930 Zaventem
         Belgium
         Attention: Vice President - Legal Department
         Facsimile: + 32-2-725-7443

         with a copy to:

         Clifford Chance Rogers & Wells LLP
         200 Park Avenue
         New York, NY  10166
         Attention: Steven A. Hobbs
         Facsimile: (212) 878-8375

         if to Tuscarora, to:

         Tuscarora Incorporated
         800 Fifth Avenue
         New Brighton, PA  15066
         Attention: Chairman and Chief Executive Officer
         Facsimile: (724) 843-4845
         with a copy to:

         Reed Smith LLP
         435 Sixth Avenue
         Pittsburgh, PA  15219
         Attention: H. Kennedy Linge
         Facsimile: (412) 288-3063

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         11.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AFTER THE EFFECTIVE TIME. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The covenants contained in Articles II and III and Sections 7.01, 8.05, 8.06, 10.02, 10.03, 11.01, 11.02,
11.04, 11.05, 11.06, 11.07, 11.08 and 11.09 shall survive the Effective Time.

         11.03 AMENDMENTS; NO WAIVERS.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Tuscarora, SCA Packaging and SCA Acquisition or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the Tuscarora Shareholder Approval, no such amendment or waiver shall, without the further approval of such shareholders, be made that would require such approval under any Applicable Law.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         11.04 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that SCA Packaging or SCA Acquisition may transfer or assign to any wholly owned SCA Packaging Subsidiary the right to enter into the transactions contemplated by this Agreement, provided that no such assignment shall be permitted if it would delay or impede the Merger or any of the other transactions contemplated by this Agreement, and any such transfer or assignment will not relieve SCA Packaging or SCA Acquisition of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

         11.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

         11.06 COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Except as set forth in 7.01, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         11.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.08 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.09 ENTIRE AGREEMENT. This Agreement (together with the exhibits and schedules hereto, the Employment Agreements and the Confidentiality Agreement referred to in Section 8.06) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      TUSCARORA INCORPORATED


                                      By:
                                         ------------------------------------
                                          Name:    John P. O'Leary, Jr.
                                          Title:   Chairman, President and
                                                   Chief Executive Officer

                                      SCA PACKAGING INTERNATIONAL B.V.


                                      By:
                                         ------------------------------------
                                          Name:
                                          Title:


                                      By:
                                         ------------------------------------
                                          Name:
                                          Title:


                                      SCA PACKAGING USA, INC.


                                      By:
                                         ------------------------------------
                                          Name:
                                          Title:


                                      By:
                                         ------------------------------------
                                          Name:
                                          Title:

                                                                     APPENDIX II

                      PENNSYLVANIA BUSINESS CORPORATION LAW

                         SUBCHAPTER D: DISSENTERS RIGHTS

Section.  1571.  Application and effect of subchapter.

(a) General rule. -- Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

            Section 1906(c) (relating to dissenters rights upon special treatment).

            Section 1930 (relating to dissenters rights).

            Section 1931(d) (relating to dissenters rights in share exchanges).

            Section 1932(c) (relating to dissenters rights in asset transfers).

            Section 1952(d) (relating to dissenters rights in division).

            Section 1962(c) (relating to dissenters rights in conversion).

            Section 2104(b) (relating to procedure).

            Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

            Section 2325(b) (relating to minimum vote requirement).

            Section 2704(c) (relating to dissenters rights upon election).

            Section 2705(d) (relating to dissenters rights upon renewal of election).

            Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

            Section 7104(b)(3) (relating to procedure).

(b)  Exceptions.

     (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

          (i) listed on a national securities exchange; or

          (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.



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     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

         (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

         (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

         (iii) Shares entitled to dissenters rights under section 1906(c)(relating to dissenters rights upon special treatment).

     (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the Directors of the corporation.

(c) Grant of optional dissenters rights. -- The bylaws or a resolution of the Board of Directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

     (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

     (2)  a copy of this subchapter.

(e) Other statutes. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective. -- This subchapter may not be relaxed by any provision of the articles.

(g) Cross references. -- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this



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subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

      "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and beneficial holders and owners.

(a) Record holders of shares. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

(a) General rule. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

     (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.



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
     (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

     (4)  Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.  Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder. -- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares.

(a) Failure to effectuate corporate action. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

     (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

     (2) A statement of the corporation's estimate of the fair market value of the shares.

     (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been


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

     deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares.

(a) General rule. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenters' shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally.

(a)  General rule. Within 60 days after the latest of:

     (1)  effectuation of the proposed corporate action;

     (2) timely receipt of any demand for payment under section 1575 (relating to notice to demand payment); or

     (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation's failure to file application. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period,


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     each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

(a) General rule. -- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.


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APPENDIX III

                           [PARKER/HUNTER LETTERHEAD]

January 21, 2001

The Board of Directors
Tuscarora Incorporated
800 Fifth Avenue
New Brighton, PA 15066

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value per share (the "Common Stock"), of Tuscarora Incorporated ("Tuscarora" or the "Company") of the consideration to be received by such holders in connection with the Agreement and Plan of Merger dated January 21, 2001 (the "Agreement") among Tuscarora, SCA Packaging International B.V. ("SCA") and SCA Packaging USA, Inc., an indirect wholly-owned subsidiary of the Acquiror (the "Merger Subsidiary"). The Agreement provides that the Merger Subsidiary will be merged into the Company (the "Merger") in a transaction in which each share of Common Stock will be converted into the right to receive $21.50 per share in cash upon consummation of the Merger.

Parker/Hunter Incorporated, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, the purchase and sale of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are familiar with the Company having acted as financial advisor in connection with, and having participated in certain negotiations leading to, the Agreement. Further, we have provided investment banking services to the Company in the past and have received customary fees for such services. Parker/Hunter makes a market in the Company's Common Stock and provides research coverage for Tuscarora. Robert W. Kampmeinert, Chairman, President and Chief Executive Officer of Parker/Hunter Incorporated, is a director of the Company. In our determination of the fairness of the consideration to be received in the Merger by the holders of Common Stock, Mr. Kampmeinert did not participate. In the ordinary course of our business, we may actively trade the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

In connection with our opinion, we have reviewed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial statements and other business and financial information of Tuscarora; (iii) certain internal information, primarily financial in nature, including financial projections for the Company prepared by the management of the Company; (iv) certain publicly available information concerning the trading of, and the trading markets for, the Common Stock; (v) the nature and financial terms of certain recent business combinations that we believe to be relevant; and (vi) certain publicly available information regarding companies that we believe to be comparable to the Company as well as trading market information for certain of such other companies' securities. We have also discussed with certain senior officers of the Company the foregoing matters as well as the operations, financial condition, history and prospects of the Company and other matters we believe to be relevant. We have taken into account our assessment of general economic, market and financial conditions and our experience in securities valuation generally. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria that we deemed relevant. We have not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company.

In rendering this opinion, we relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available or furnished or otherwise communicated to


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us by the Company. We have not made an independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of the Company, nor have we been furnished with any such evaluations or appraisals. With respect to the Company's financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's management and we express no opinion with respect to such projections or the assumptions on which they are based. Our opinion is necessarily based upon the business, market, monetary, economic, and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Further, our opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Board of Directors of the Company, and does not constitute a recommendation to any holder of the Common Stock of the Company as to how such holder should vote with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

Very truly yours,

PARKER/HUNTER INCORPORATED


By:   /s/    Craig A. Wolfanger
     -------------------------------
             Craig A. Wolfanger
             Senior Managing Director


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                                                                    APPENDIX IV

                      PENNSYLVANIA BUSINESS CORPORATION LAW

                       SUBCHAPTER E: CONTROL TRANSACTIONS

Section 2541.  Application and effect of subchapter.

(a) General rule. -- Except as otherwise provided in this section, this subchapter shall apply to a registered corporation unless:

     (1) the registered corporation is one described in section 2502(1)(ii) or (2) (relating to registered corporation status);

     (2)  the bylaws, by amendment adopted either:

           (i)   by March 23, 1984; or

           (ii) on or after March 23, 1988, and on or before June 21, 1988; and, in either event, not subsequently rescinded by an article amendment, explicitly provide that this subchapter shall not be applicable to the corporation in the case of a corporation which on June 21, 1988, did not have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before June 21, 1988, by a corporation excluded from the scope of this paragraph by the restriction of this paragraph relating to certain outstanding preference shares shall be ineffective unless ratified under paragraph (3));

     (3) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

           (i) which on June 21, 1988, had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

           (ii) the bylaws of which on that date contained a provision descried in paragraph (2); or

     (4) the articles explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, by an article amendment adopted prior to the date of the control transaction and prior to or on March 23, 1988, pursuant to the procedures then applicable to the corporation, or by an articles amendment adopted prior to the date of the control transaction and subsequent to March 23, 1988, pursuant to both:

           (i)  the procedures then applicable to the corporation; and

           (ii) unless such proposed amendment has been approved by the board of directors of the corporation, in which event this subparagraph shall not be applicable, the affirmative vote of the shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast thereon.

     A reference in the articles or bylaws to former section 910 (relating to right of shareholders to receive payment for shares following a control transaction) of the act of May 5, 1933 (P.L. 364, No. 106), known as the Business Corporation Law of 1933, shall be deemed a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).


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(b)  Inadvertent transactions. -- This subchapter shall not apply to any person or group that inadvertently becomes a controlling person or group if that controlling person or group, as soon as practicable, divests itself of a sufficient amount of its voting shares so that it is no longer a controlling person or group.

(c) Certain subsidiaries. -- This subchapter shall not apply to any corporation that on December 23, 1983, was a subsidiary of any other corporation.

Section 2542.  Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Control transaction." The acquisition by a person or group of the status of a controlling person or group.

     "Controlling person or group." A controlling person or group as defined in section 2543 (relating to controlling person or group).

     "Fair value." A value not less than the highest price paid per share by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

     "Partial payment amount." the amount per share specified in section 2545(c)(2) (relating to contents of notice).

     "Subsidiary." Any corporation as to which any other corporation has or has the right to acquire, directly or indirectly, through the exercise of all warrants, options and rights and the conversion of all convertible securities, whether issued or granted by the subsidiary or otherwise, voting power over voting shares of the subsidiary that would entitle the holders thereof to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of such subsidiary, except that a subsidiary will not be deemed to cease being a subsidiary as long as such corporation remains a controlling person or group within the meaning of this subchapter.

     "Voting shares." The term shall have the meaning specified in section 2552 (relating to definitions).

Section 2543.  Controlling person or group.

(a) General rule.--For the purpose of this subchapter, a "controlling person or group" means a person who has, or a group of persons acting in concert that has, voting power over voting shares of the registered corporation that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

(b)  Exceptions generally.--Notwithstanding subsection (a):

     (1) A person or group which would otherwise be a controlling person or group within the meaning of this section shall not be deemed a controlling person or group unless, subsequent to the later of March 23, 1988, or the date this subchapter becomes applicable to a corporation by bylaw or article amendment or otherwise, that person or group increases the percentage of outstanding voting shares of the corporation over which it has voting power to in excess of the percentage of outstanding voting shares of the corporation over which that person or group had voting power on such later date, and to at least the amount specified in subsection (a), as the result of forming or enlarging a group or acquiring, by purchase, voting power over voting shares of the corporation.

     (2) No person or group shall be deemed to be a controlling person or group at any particular time it voting power over any of the following voting shares is required to be counted at such time in order to meet the 20% minimum:

           (i) Shares which have been held continuously by a natural person since January 1, 1983, and which are held by such natural person at such time.

           (ii) Shares which are held at such time by any natural person or trust, estate, foundation or other similar entity to the extent the shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had acquired the shares prior to January 1, 1983.

           (iii) Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under the paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are held at such time by a natural person or entity described in subparagraph (ii).

           (iv) Control shares as defined in section 2562 (relating to definitions) which have not yet been accorded voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition).

           (v) Shares, the voting rights of which are attributable to a person under subsection (d) if:

                  (A) the person acquired the option or conversion right directly from or made the contract, arrangement or understanding or has the relationship directly with the corporation; and

                  (B) the person does not at the particular time own or otherwise effectively possess the voting rights of the shares.

           (vi) Shares acquired directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

     (3) In determining whether a person or group is or would be a controlling person or group at any particular time, there shall be disregarded voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

(c) Certain record holders. -- A person shall not be a controlling person under subsection (a) if the person holds voting power, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in subsection (a), or who are not deemed a controlling person or group under subsection (b).

(d) Existence of voting power. -- For the purposes of this subchapter, a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, control, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.

Section 2544.  Right of shareholders to receive payment for shares.

     Any holder of voting shares of a registered corporation that becomes the subject of a control transaction who shall object to the transaction shall be entitled to the rights and remedies provided in this subchapter.

Section 2545.  Notice to shareholders.

(a) General rule.--Prompt notice that a control transaction has occurred shall be given by the controlling person or group to:

     (1) Each shareholder of record of the registered corporation holding voting shares.

     (2) The court, accompanied by a petition to the court praying that the fair value of the voting shares of the corporation be determined pursuant to section 2547 (relating to valuation procedures) if the court should receive, pursuant to section 2547, certificates from shareholders of the corporation or an equivalent request for transfer of uncertificated securities.

(b) Obligations of the corporation.--If the controlling person or group so requests, the corporation shall, at the option of the corporation and at the expense of the person or group, either furnish a list of all such shareholders to the person or group or mail the notice to all such shareholders.

(c)  Contents of notice.--The notice shall state that:

     (1) All shareholders are entitled to demand that they be paid the fair value of their shares.

     (2) The minimum value the shareholder can receive under this subchapter is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction, and stating that value.

     (3) If the shareholder believes the fair value of the shares is higher, this subchapter provides an appraisal procedure for determining the fair value of such shares, specifying the name of the court and its address and the caption of the petition referenced in subsection (a)(2), and stating that the information is provided for the possible use by the shareholder in electing to proceed with a court-appointed appraiser under section 2547.

There shall be included in, or enclosed with, the notice a copy of this subchapter.

(d) Optional procedure.--The controlling person or group may, at its option, supply with the notice referenced in subsection (c) a form for the shareholder to demand payment of the partial payment amount directly from the controlling person or group without utilizing the court-appointed appraiser procedure of section 2547, requiring the shareholder to sate the number and class or series, if any, of the shares owned by him, and stating where the payment demand must be sent and the procedures to be followed.

Section 2546.  Shareholder demand for fair value.

(a) General rule.--After the occurrence of the control transaction, any holder of voting shares of the registered corporation may, prior to or within a reasonable time after the notice required by section 2545 (relating to notice to shareholders) is given, which time period may be specified in the notice, make written demand on the controlling person or group for payment of the amount provided in subsection (c) with respect to the voting shares of the corporation held by the shareholder, and the controlling person or group shall be required to pay that amount to the shareholder pursuant to the procedures specified in section 2547 (relating to valuation procedures).

(b) Contents of demand.--The demand of the shareholder shall state the number and class or series, if any, of the shares owned by him with respect to which the demand is made.

(c) Measure of value.--A shareholder making written demand under this section shall be entitled to receive cash for each of his shares in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

(d) Purchase independent of subchapter.--The provisions of this subchapter shall not preclude a controlling person or group subject to this subchapter from offering, whether in the notice required by section 2545 or otherwise, to purchase voting shares of the corporation at a price other than that provided in subsection (c), and the provisions of this subchapter shall not preclude any shareholder from agreeing to sell his voting shares at that or any other price to any person.

Section 2547.  Valuation procedures.

(a) General rule. -- If, within 45 days (or such other time period, if any, as required by applicable law) after the date of the notice required by section 2545 (relating to notice to shareholders), or, if such notice was not provided prior to the date of the written demand by the shareholder under section 2546 (relating to shareholder demand for fair value), then within 45 days (or such other time period, if any, required by applicable law) of the date of such written demand, the controlling person or group and the shareholder are unable to agree on the date of such written demand, the controlling person or group and the shareholder are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares, then each shareholder who is unable to agree on both the fair value and on such a procedure with the controlling person or group and who so desires to obtain the rights and remedies provided in this subchapter shall, no later than 30 days after the expiration of the applicable 45-day or other period, surrender to the court certificates representing any of the shares that are certificated shares, duly endorsed for transfer to the controlling person or group, or cause any uncertificated shares to be transferred to the court as escrow agent under subsection (c) with a notice stating that the certificates or uncertificated shares are being surrendered or transferred, as the case may be, in connection with the petition referenced in section 2545 or, if no petition has theretofore been filed, the shareholder may file a petition within the 30-day period in the court praying that the fair value (as defined in this subchapter) of the shares be determined.

(b) Effect of failure to give notice and surrender certificates. -- Any shareholder who does not so give notice and surrender any certificates or cause uncertificated shares to be transferred within such time period shall have no further right to receive, with respect to shares the certificates of which were not so surrendered or the uncertificated shares which were not so transferred under this section, payment under this subchapter from the controlling person or group with respect to the control transaction giving rise to the rights of the shareholder under this subchapter.

(c) Escrow and notice. -- The court shall hold the certificates surrendered and the uncertificated shares transferred to it in escrow for, and shall promptly, following the expiration of the time period during which the certificates may be surrendered and the uncertificated shares transferred, provide a notice to the controlling person or group of the number of shares so surrendered or transferred.

(d) Partial payment for shares. -- The controlling person or group shall then make a partial payment for the shares so surrendered or transferred to the court, within ten business days of receipt of the notice from the court, at a per-share price equal to the partial payment amount. The court shall then make payment as soon as practicable, but in any event within ten business days, to the shareholders who so surrender or transfer their shares to the court of the appropriate per-share amount received from the controlling person or group.

(e) Appointment of appraiser. -- Upon receipt of any share certificate surrendered or uncertificated share transferred under this section, the court shall, as soon as practicable but in any event within 30 days, appoint an appraiser with experience in appraising share values of companies of like nature to the registered corporation to determine the fair value of the shares.

(f) Appraisal procedure. -- The appraiser so appointed by the court shall, as soon as reasonably practicable, determine the fair value of the shares subject to its appraisal and the appropriate market rate of interest on the amount then owned by the controlling person or group to the holders of the shares. The determination of any appraiser so appointed by the court shall be final and binding on both the controlling person or group and all shareholders who so surrendered their share certificates or transferred their shares to the court, except that the determination of the appraiser shall be subject to review to the extent and within the time provided or prescribed by law in the case of other appointed judicial officers. See 42 Pa.C.S. Sections 5105(a)(3) (relating to right to appellate review) and 5571(b) (relating to appeals generally).

(g) Supplemental payment. -- Any amount owed, together with interest, as determined pursuant to the appraisal procedures of this section shall be payable by the controlling person or group after it is so determined and upon and concurrently with the delivery or transfer to the controlling person or group by the court (which shall make delivery of the certificates or certificates surrendered or the uncertificated shares transferred to it to the controlling person or group as soon as practicable but in any event within ten business days after the final determination of the amount owed) of the certificate or certificates representing shares surrendered or the uncertificated shares transferred to the court, and the court shall then make payment, as soon as practicable but in any event within ten business days after receipt of payment from the controlling person or group, to the shareholders who so surrendered or transferred their shares to the court of the appropriate per-share amount received from the controlling person or group.

(h) Voting and dividend rights during appraisal proceedings. -- Shareholders who surrender their shares to the court pursuant to this section shall retain the right to vote their shares and receive dividends or other distributions thereon until the court receives payment in full for each of the shares so surrendered or transferred of the partial payment amount (and, thereafter, the controlling person or group shall be entitled to vote such shares and receive dividends or other distributions thereon). The fair value (as determined by the appraiser) of any dividends or other distributions so received by the shareholders shall be subtracted from any amount owing to such shareholders under this section.

(i) Powers of the court. -- The court may appoint such agents, including the transfer agent of the corporation, or any other institution, to hold the share certificates so surrendered and the shares surrendered or transferred under this section, to effect any necessary change in record ownership of the shares after the payment by the controlling person or group to the court of the amount specified in subsection (h), to receive and disburse dividends or other distributions, to provide notices to shareholders and to take such other actions as the court determines are appropriate to effect the purposes of this subchapter.

(j) Costs and expenses. -- The costs and expenses of any appraiser or other agents appointed by the court shall be assessed against the controlling person or group. The costs and expenses of any other procedure to determine fair value shall be paid as agreed to by the parties agreeing to the procedure.

(k) Jurisdiction exclusive. -- The jurisdiction of the court under this subchapter is plenary and exclusive and the controlling person or group, and all shareholders who so surrendered or transferred their shares to the court shall be made a party to the proceeding as in an action against their shares.

(l) Duty of corporation. -- The corporation shall comply with requests for information, which may be submitted pursuant to procedures maintaining the confidentiality of the information, made by the court or the appraiser selected by the court. If any of the shares of the corporation are not represented by certificates, the transfer, escrow or retransfer of those share contemplated by this section shall be registered by the corporation, which shall give the written notice required by section 1528(f) (relating to uncertificated shares) to the transferring shareholder, the court and the controlling shareholder or group, as appropriate in the circumstances.

(m) Payment under optional procedure. -- Any amount agreed upon between the parties or determined pursuant to the procedure agreed upon between the parties shall be payable by the controlling person or group after it is agreed upon or determined and upon and concurrently with the delivery of any certificate or certificates representing such shares or the transfer of any uncertificated shares to the controlling person or group by the shareholder.

(n) Title to shares. -- Upon full payment by the controlling person or group of the amount owed to the shareholder or to the court, as appropriate, the shareholder shall cease to have any interest in the shares.

Section 2548.  Coordination with control transaction.

(a) General rule. -- A person or group that proposes to engage in a control transaction may comply with the requirements of this subchapter in connection with the control transaction, and the effectiveness of the rights afforded in this subchapter to shareholders may be conditioned upon the consummation of the control transaction.

(b) Notice. -- The person or group shall group shall give prompt written notice of the satisfaction of any such condition to each shareholder who has made demand as provided in this subchapter.

                                   APPENDIX V

APPENDIX V - PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF
  TUSCARORA

                               ARTICLES AMENDMENT

         "14th Control Transactions.  Subchapter E (Control Transaction),
15 Pa. C.S.A. Sections 2541-2548, of Title 15 of Pennsylvania Consolidated statues, Chapter 25 (Registered Corporations) shall not be applicable to the company."

                             TUSCARORA INCORPORATED

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                                 MARCH 15, 2001

         The undersigned shareholder of Tuscarora Incorporated (the "Company") hereby appoints John P. O'Leary, Jr., Harold F. Reed, Jr. and Brian C. Mullins, and each of them acting individually, as proxies of the undersigned to vote at the Special Meeting of Shareholders of the company to be held March 15, 2001, and at all adjournments thereof, all the shares of common stock of Tuscarora which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this proxy and, in their discretion, upon any other business which may properly come before the meeting.

         The undersigned shareholder hereby revokes all previous proxies for the Special Meeting, acknowledges receipt of the Notice of Special Meeting and Proxy Statement, both dated February 20, 2001, and hereby ratifies all that said proxies may do by virtue hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1 and 2.

                (Continued, and to be signed, on the other side)


                              FOLD AND DETACH HERE

Directors recommend a vote FOR Item 1 and Item 2:

1. Approval of an amendment to the Restated Articles of Incorporation of Tuscarora Incorporated so that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, does not apply to Tuscarora Incorporated.

FOR [_]                  AGAINST [_]                  ABSTAIN [_]

2. Approval of an Agreement and Plan of Merger, dated as of January 21, 2001, among Tuscarora Incorporated, SCA Packaging International, B.V. and SCA Acquisition Corp., providing for the payment of $21.50 per share to shareholders of Tuscarora Incorporated in consideration for the shares of Tuscarora Incorporated common stock held by such shareholders.

  FOR [_]                  AGAINST [_]                  ABSTAIN [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Please date and sign exactly as name or names appear on this card. Corporate holders should sign in the full corporate name by duly authorized officer. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please so indicate with your full title when signing. If stock is held jointly, each holder should sign.

                                          DATE ______________________

                                          SIGNATURE: _______________________

                                          SIGNATURE: _______________________

Votes must be indicated (X) in Black.

                   PLEASE INDICATE IN THE SPACE PROVIDED ABOVE

             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                              FOLD AND DETACH HERE


YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.

TO:      Participants in the Tuscarora Incorporated
         Common Stock Purchase Plan for
         Salaried Employees

Dear Participant:

In accordance with Section 12 of Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees (the "Plan"), Mellon Bank, N.A., as record holder of the shares of common stock of Tuscarora Incorporated in which you have a beneficial interest under the Plan, will vote your shares at the Special Meeting of Shareholders of Tuscarora Incorporated to be held on March 15, 2001, and at any adjournment thereof, in accordance with your written direction. Enclosed is the Notice of Special Meeting and Proxy Statement, both dated February 20, 2001.

If you wish to instruct us in the voting of your shares, you may sign on the reverse side exactly as your name appears thereon and date and return this card in the enclosed envelope. By doing so, you are directing us to execute and file a proxy IN THE FORM SOLICITED BY THE BOARD OF DIRECTORS OF TUSCARORA, authorizing the proxies therein appointed to vote your shares at the Special Meeting on the matters set forth on the reverse side and, in their discretion, upon any other business which may properly come before the Special Meeting. The Board of Directors of Tuscarora Incorporated recommends a vote FOR Items 1and 2 and, if this voting instruction card is signed and returned, your shares will be so voted unless you otherwise indicate.


                                                               Mellon Bank, N.A.

                (Continued, and to be signed, on the other side)


                              FOLD AND DETACH HERE

Directors recommend a vote "FOR" Item 1 and Item 2:

1. Approval of an amendment to the Restated Articles of Incorporation of Tuscarora Incorporated so that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, does not apply to Tuscarora Incorporated.

FOR [_]                  AGAINST [_]                  ABSTAIN [_]

2. Approval of an Agreement and Plan of Merger, dated as of January 21 2001, among Tuscarora Incorporated, SCA Packaging International, B.V. and SCA Acquisition Corp., providing for the payment of $21.50 per share to shareholders of Tuscarora Incorporated in consideration for the shares of Tuscarora Incorporated common stock held by such shareholders.

  FOR [_]                  AGAINST [_]                  ABSTAIN [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Please sign exactly as name or names appear on this card. If stock is held jointly, each holder should sign.

                                            DATE ______________________

                                            SIGNATURE: _______________________

                                            SIGNATURE: _______________________

Votes must be indicated (X) in Black.

                   PLEASE INDICATE IN THE SPACE PROVIDED ABOVE

             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                              FOLD AND DETACH HERE


YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.